LOAN AND SECURITY AGREEMENT

                          Dated as of October 22, 2002



                                     Between



                             MATRIA HEALTHCARE, INC.
                    and its Subsidiaries Listed as Borrowers
                                  as Borrowers



                             MATRIA HEALTHCARE, INC.
                as the Authorized Representative of the Borrowers



                                       and



                               HFG HEALTHCO-4 LLC
                                    as Lender

                                TABLE OF CONTENTS

          ARTICLE I COMMITMENT; AMOUNTS AND TERMS OF THE REVOLVING LOAN

 ss. 1.01.           Revolving Advances........................................2
 ss. 1.02.           Revolving Commitment and Borrowing Limit..................2
 ss. 1.03.           Notice of Borrowing; Borrowers' Certificate...............2
 ss. 1.04.           Termination of Revolving Commitment.......................3
 ss. 1.05.           Interest and Fees.........................................3
 ss. 1.06.           Voluntary Reductions; Mandatory Prepayments...............4
 ss. 1.07.           Computation of Interest...................................4
 ss. 1.08.           Procedures for Payment....................................4
 ss. 1.09.           Indemnities...............................................5
 ss. 1.10.           Telephonic Notice.........................................6
 ss. 1.11.           Maximum Interest..........................................6

                          ARTICLE II PAYMENT MECHANICS

 ss. 2.01.           Non-Governmental Obligor Payment Mechanics................7
 ss. 2.02.           Governmental Entities Payment Mechanics...................7
 ss. 2.03.           Misdirected Payments......................................8

                     ARTICLE III COLLECTION AND DISTRIBUTION

 ss. 3.01.           Collections on the Receivables............................8
 ss. 3.02.           Distribution of Funds.....................................8
 ss. 3.03.           Distribution of Funds at the Maturity Date or Upon an Event
                     of Default................................................9
 ss. 3.04.           Allocation of Servicer Responsibilities...................9
 ss. 3.05.           Distributions to the Borrowers Generally.................10

     ARTICLE IV REPRESENTATIONS AND WARRANTIES; COVENANTS;EVENTS OF DEFAULT

 ss. 4.01.           Representations and Warranties; Covenants................10
 ss. 4.02.           Events of Default; Remedies..............................10
 ss. 4.03.           Attorney-in-Fact.........................................10

                               ARTICLE V SECURITY

 ss. 5.01.           Grant of Security Interest...............................11

                            ARTICLE VI MISCELLANEOUS

 ss. 6.01.           Amendments, etc..........................................12
 ss. 6.02.           Notices, etc.............................................12
 ss. 6.03.           Assignability............................................12
 ss. 6.04.           Further Assurances.......................................12
 ss. 6.05.           Costs and Expenses; Collection Costs.....................12
 ss. 6.06.           Term and Termination; Early Termination Fee..............13
 ss. 6.07.           No Liability of Lender...................................15
 ss. 6.08.           Entire Agreement; Severability...........................15
 ss. 6.09.           GOVERNING LAW............................................15
 ss. 6.10.           WAIVER OF JURY TRIAL, JURISDICTION AND VENUE.............16
 ss. 6.11.           Execution in Counterparts................................16
 ss. 6.12.           No Proceedings...........................................16
 ss. 6.13.           Confidentiality and Notices..............................16
 ss. 6.14.           Joint and Several Liability; Designation  and  Appointment
                     of  Authorized Representative............................16
 ss. 6.15.           Accounting Information...................................17

EXHIBITS

Exhibit I                 Definitions
Exhibit II                Conditions Precedent
Exhibit III               Representations and Warranties
Exhibit IV                Covenants
Exhibit V                 Events of Default
Exhibit VI                Eligibility Criteria
Exhibit VII-A             Form of Borrowing Base Certificate
Exhibit VII-B             Form of Borrowers' Certificate
Exhibit VIII              [Intentionally Omitted]
Exhibit IX                [Intentionally Omitted]
Exhibit X                 Receivable Information
Exhibit XI-A              Form of Notice to Governmental Entities
Exhibit XI-B              Form of Notice to Non-Governmental Obligors
Exhibit XI-C              Representative Samples of Invoices to Non-Governmental
                          Obligors
Exhibit XII               Primary Servicing Responsibilities
Exhibit XIII              Interface with Program Manager
Exhibit XIV               [Intentionally Omitted]
Exhibit XV                Form of Intellectual Property Security Agreement
Exhibit XVI-A             Form of Pledge Agreement -- Matria
Exhibit XVI-B             Form of Pledge Agreement -- DAI
Exhibit XVI-C             Form of Pledge Agreement -- DSC
Exhibit XVI-D             Form of Pledge Agreement -- Gainor
Exhibit XVII              Protected Health Information

SCHEDULES

Schedule I                Addresses for Notices
Schedule II               [Intentionally Omitted]
Schedule III              Disclosures
Schedule IV               Lockbox Information
Schedule V                Net Value Factors
Schedule VI               Excluded Subsidiaries
Schedule VII              Taxes -- Investigations and Liabilities
Schedule VIII             Contingent Purchase Price Obligations
Schedule IX               Hedge Agreements
Schedule X                Existing Liens
Schedule XI               Existing Debt

                     MATRIA-HFG LOAN AND SECURITY AGREEMENT

                  LOAN AND SECURITY AGREEMENT, dated as of October 22, 2002, between MATRIA HEALTHCARE, INC., a Delaware corporation (together with its permitted successors and assigns, the "Parent"), DIABETES ACQUISITION, INC., a Georgia corporation and wholly-owned subsidiary of the Parent (together with its permitted successors and assigns, "DAI"), GAINOR MEDICAL ACQUISITION COMPANY, a Georgia corporation and wholly-owned subsidiary of DAI (together with its permitted successors and assigns, "Gainor"), DIABETES MANAGEMENT SOLUTIONS, INC., a Delaware corporation and wholly-owned subsidiary of Gainor (together with its permitted successors and assigns, "DMS"), DIABETES SELF CARE, INC., a Virginia corporation and wholly-owned subsidiary of Gainor (together with its permitted successors and assigns, "DSC"), MATRIA LABORATORIES, INC., a Delaware corporation and wholly-owned subsidiary of DSC (together with its permitted successors and assigns, "MLI"), FACET TECHNOLOGIES, LLC, a Georgia limited liability company whose interests are wholly-owned by the Parent (together with its permitted successors and assigns, "Facet"), MATRIA OF NEW YORK, INC., a New York corporation and wholly-owned subsidiary of the Parent (together with its permitted successors and assigns, "MNY"), MATRIA HEALTHCARE OF ILLINOIS, INC., a Georgia corporation and wholly-owned subsidiary of the Parent (together with its permitted successors and assigns, "MII"), QUALITY ONCOLOGY, INC., a Delaware corporation and wholly-owned subsidiary of the Parent (together with its permitted successors and assigns, "QO") (the Parent, DAI, Gainor, DMS, DSC, MLI, Facet, MNY, MII and QO, each individually a "Borrower" and jointly and severally, the "Borrowers"), MATRIA HEALTHCARE, INC., in its capacity as authorized representative of the Borrowers (the "Authorized Representative"), and HFG HEALTHCO-4, LLC, a Delaware limited liability company (together with its successors and assigns, the "Lender").

                  Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to this Agreement. References herein, and in the Exhibits and Schedules hereto, to the "Agreement" refer to this Agreement, as amended, restated, modified or supplemented from time to time in accordance with its terms (the "Agreement").

                  The Borrowers on a joint and several basis wish to borrow funds from the Lender on a continuing and revolving basis secured by certain assets of the Borrowers, including their Receivables, and accordingly desire to enter in this Agreement. The Lender is prepared to make a revolving loan to the Borrowers on a joint and several basis secured by certain assets of the Borrowers, including their Receivables, on the terms and subject to the conditions set forth herein. The Borrowers intend that the arrangements contemplated by this Agreement replace the First Amended and Restated Credit Agreement, dated July 9, 2001, among the Parent, First Union National Bank as administrative agent and the other financial institutions party thereto, as amended.

                  Accordingly, the parties agree as follows:

                                    ARTICLE I
               COMMITMENT; AMOUNTS AND TERMS OF THE REVOLVING LOAN

     ss. 1.1. Revolving Advances. (a) The Lender agrees to lend from time to time to the Borrowers, jointly and severally, subject to and upon the terms and conditions herein set forth, on any Funding Date, such amounts as, in accordance with the terms hereof, may be requested by the Authorized Representative on behalf of the Borrowers (each such borrowing, a "Revolving Advance" and the aggregate outstanding principal balance of all Revolving Advances from time to time, the "Revolving Loan").

     (b) Each Revolving Advance shall be in a minimum amount of $100,000 and shall be made on the date specified in the Borrowers' Certificate, or telephonic notice confirmed in writing, as described in Section 1.03 hereof.

     ss. 1.2. Revolving Commitment and Borrowing Limit. (a) The Revolving Loan at any time shall not exceed an amount equal to the lesser of (i) $35,000,000 (the "Revolving Commitment"), and (ii) the Borrowing Base minus Accrued Amounts as of such time (the lesser of (i) and (ii) being the "Borrowing Limit").

     (b) Subject to the limitations herein, including Exhibit II hereto, the Borrowers may borrow, repay (without premium or penalty) and reborrow under the Revolving Commitment. The Revolving Loan shall not exceed at any one time outstanding, and the Lender shall not have any obligation to make any Revolving Advance which shall result in the Revolving Loan being in excess of, the Borrowing Limit.

     (c) If at any time the Revolving Loan exceeds the Borrowing Limit at such time, the Borrowers shall promptly, in accordance with Article III hereof, eliminate such excess by paying an amount equal to such excess until such excess is eliminated in full.

     (d) Upon ten days' prior Written Notice (which shall be irrevocable) to the Lender, the Borrowers may elect to decrease the Revolving Commitment; provided, that such decrease shall be in an amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof. On the effective date of such decrease, the Borrowers shall pay to the Lender (i) the outstanding principal amount of the Revolving Loan, if any, in excess of the Borrowing Limit (after giving effect to the decrease in the Revolving Commitment), together with all accrued interest thereon, and (ii) the Early Termination Fee on such decreased amount.

     ss. 1.3. Notice of Borrowing; Borrowers' Certificate. Whenever the Borrowers desires a Revolving Advance be made, the Borrowers shall, not later than 2:00 p.m. (New York time) one Business Day prior to the proposed Funding Date of the Revolving Advance, give the Lender Written Notice or telephonic notice from an Authorized Officer confirmed promptly by a Written Notice (which notice, in each case, shall be irrevocable) of the desire to make a borrowing of a Revolving Advance. Each notice of borrowing under this Section 1.03 shall be substantially in the form of Exhibit VII-B hereto (each, a "Borrowers' Certificate") and specify the date on which the Borrowers desire to make a borrowing of a Revolving Advance (which in each instance shall be a Funding
Date) and the amount of such borrowing. In addition, on the Business Day immediately prior to the proposed Funding Date (including with respect to a Revolving Advance requested pursuant to Section 3.05 below), not later than 2:00 p.m. (New York time), the Authorized Representative, on behalf of the Borrowers, shall deliver to the Lender a Borrowing Base Certificate dated as of such date.

     ss. 1.4. Termination of Revolving Commitment. On the Maturity Date, the Revolving Commitment shall be cancelled automatically. Upon such cancellation, the Revolving Loan (together with all other Lender Debt) shall become, without further action by any Person, immediately due and payable together with all accrued interest thereon to such date plus any fees, premiums, charges or costs provided for hereunder. In addition, prior to the Maturity Date, the Borrowers may terminate the Revolving Commitment pursuant to Section 6.06(c). Upon such cancellation, the Revolving Loan (together with all other Lender Debt) shall become, without further action by any Person, immediately due and payable together with all accrued interest thereon and any fees, premiums, charges or costs provided for hereunder with respect thereto, and the Early Termination Fee.

     ss. 1.5. Interest and Fees. (a) Interest. The Borrowers shall pay interest on the Outstanding Balance of the Revolving Loan on (i) the first Business Day of each Month, and (ii) the Maturity Date (whether by acceleration or otherwise), in each case, at an interest rate per annum equal to the LIBOR plus 2.90%.

     (b) Default Interest. Notwithstanding anything to the contrary contained herein, upon the election of the Lender, interest on the Revolving Loan shall be payable at the Lender's discretion on demand at a rate per annum equal to 2.50% in excess of the rate then otherwise applicable to the Revolving Loan during the continuance of any Event of Default or any other event that would constitute an Event of Default but for the delivery of a notice or certificate hereunder by the Authorized Representative, the Borrowers or the Lender.

     (c) Non-Utilization Fee. The Borrowers shall pay to the Lender on the first Business Day of each Month and the Maturity Date a fee (the "Non-Utilization Fee") equal to 0.50% per annum on the average amount, calculated on a daily basis, by which the Revolving Commitment exceeded the Revolving Loan during the prior Month.

     (d) Facility Fees. On or prior to the Closing Date, the Borrowers shall pay to the Program Manager a facility fee of $100,000 in immediately available funds. On the first Business Day, if ever, that the Outstanding Balance of the Revolving Loan equals or exceeds $20,000,000, the Borrowers shall pay to the Program Manager an additional facility fee of $50,000 in immediately available funds. On the first Business Day, if ever, that the Outstanding Balance of the Revolving Loan equals or exceeds $30,000,000, the Borrowers shall pay to the Program Manager an additional facility fee of $50,000 in immediately available funds (so that the aggregate amount of all facility fees, previously paid and now due and payable if and when the Outstanding Balance of the Revolving Loan equals or exceeds $30,000,000 equals $200,000).

     ss. 1.6. Voluntary Reductions; Mandatory Prepayments. The Borrowers agree not to make any voluntary reductions of the outstanding principal amount of the Revolving Loan in an amount greater than 10% of the Revolving Commitment, except upon not less than five Business Days' Written Notice to the Lender.

     ss. 1.7. Computation of Interest. (a) Interest on the Revolving Loan and fees and other amounts calculated by the Lender on the basis of a rate per annum shall be computed on the basis of actual days elapsed over a 360-day year.

     (b) Whenever any payment to be made hereunder or under any other Document shall be stated to be due and payable on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest on such payment.

     ss. 1.8. Procedures for Payment. (a) Each payment hereunder shall be made not later than 12:00 noon (New York City time) on the day when due in lawful money of the United States of America to the Lender without counterclaim, offset, claim or recoupment of any kind and free and clear of, and without deduction for, any present or future withholding or other taxes, duties or charges of any nature imposed on such payments or prepayments by or on behalf of any Governmental Entity thereof or therein, except for Excluded Taxes (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities hereinafter referred to as "Taxes"). If any such Taxes are so levied or imposed on any payment to the Lender, the Borrowers will make additional payments in such amounts as may be necessary so that the net amount received by the Lender, after withholding or deduction for or on account of all Taxes, including deductions applicable to additional sums payable under this Section 1.08, will be equal to the amount provided for herein. Whenever any Taxes are payable by one or more Borrowers with respect to any payments hereunder, the Authorized Representative shall furnish promptly to the Lender information, including certified copies of official receipts (to the extent that the relevant governmental authority delivers such receipts), evidencing payment of any such Taxes so withheld or deducted. If the Borrowers fails to pay any such Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required information evidencing payment of any such Taxes so withheld or deducted, the Borrowers shall indemnify the Lender for any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

     (b) Notwithstanding anything to the contrary contained in this Agreement, the Borrowers agree to pay any present or future stamp or documentary taxes, any intangibles tax or any other sales, excise or property taxes, charges or similar levies now or hereafter assessed that arise from and are attributable to any payment made hereunder or from the execution, delivery of, or otherwise with respect to, this Agreement or any other Documents and any and all recording fees relating to any Documents securing any Lender Debt ("Other Taxes").

                  (c) The Borrowers shall indemnify the Lender for the full amount of any and all Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this
Section 1.08) duly paid or payable by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Indemnification payments due under this Section 1.08 shall be made within 30 days from the date the Lender makes written demand therefor.

                  (d) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 1.08 shall survive the payment in full of principal and interest hereunder.

                  ss. 1.9. Indemnities. (a) The Borrowers hereby agree, jointly and severally, to indemnify the Lender on demand against any loss or expense which the Lender or a branch or an Affiliate of the Lender may sustain or incur as a consequence of: (i) any default in payment or prepayment of the principal amount of any Revolving Advance made to it or any portion thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of payment or prepayment, or otherwise); (ii) the effect of the occurrence of any Event of Default upon any Revolving Advance made to it;
(iii) the payment or prepayment of the principal amount of any Revolving Advance made to it or any portion thereof, on any day other than a Funding Date; or (iv) the failure by any Borrower to accept a Revolving Advance after the Authorized Representative has requested such borrowing, conversion or renewal; in each case including, but not limited to, any loss or expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Revolving Advance or any portion thereof. The Lender shall provide to the Authorized Representative a statement, supported when applicable by documentary evidence, explaining the amount of any such loss or expense it incurs, which statement shall be conclusive absent manifest error.

     (b) The Borrowers hereby agree to indemnify and hold harmless the Lender, the Program Manager and each of their respective Affiliates, directors, officers, agents, representatives, counsel and employees and each other Person, if any, controlling them or any of its Affiliates within the meaning of either
Section 15 of the Securities Act of 1933, as amended, or Section 20(a) of the Exchange Act (each, an "Indemnified Party"), from and against any and all losses, claims, damages, reasonable costs and expenses (including reasonable counsel fees and disbursements) and liabilities which may be incurred by or asserted against such Indemnified Party with respect to or arising out of the commitments hereunder to make the Revolving Advances, or the financings contemplated hereby, the other Documents, the Collateral (including, without limitation, the use thereof by any of such Persons or any other Person, the exercise by the Lender of rights and remedies or any power of attorney with respect thereto, and any action or inaction of the Lender under and in accordance with any Documents), the use of proceeds of any financial accommodations provided, hereunder, any investigation, litigation or other proceeding (brought or threatened) relating thereto, or the role of any such Person or Persons in connection with the foregoing whether or not they or any other Indemnified Party is named as a party to any legal action or proceeding ("Claims"). The Borrowers will not, however, be responsible to any Indemnified Party hereunder for any Claims to the extent that a court having jurisdiction shall have determined by a final nonappealable judgment that any such Claim shall have arisen out of or resulted directly and principally from (a)(i) actions taken or omitted to be taken by such Indemnified Party by reason of the bad faith, willful misconduct or gross negligence of any Indemnified Party, or
(ii) in violation of any law or regulation applicable to such Indemnified Party (except to the extent that such violation is attributable to any breach of any representation, warranty or agreement by or on behalf of the Borrowers or any of their respective designees), in each case, as determined by a final nonappealable decision of a court of competent jurisdiction), or (b) a successful claim by the Borrowers against such Indemnified Party ("Excluded Claims"). The Indemnified Party shall give the Authorized Representative prompt Written Notice of any Claim setting forth a description of those elements of the Claim of which such Indemnified Party has knowledge. The Lender, as an Indemnified Party shall be permitted hereunder to select counsel to defend such Claim at the expense of the Borrowers and, if such Indemnified Party shall decide to do so, then all such Indemnified Parties shall select the same counsel to defend such Indemnified Parties with respect to such Claim; provided, however, that if any such Indemnified Party shall in its reasonable opinion consider that the retention of one joint counsel as aforesaid shall result in a conflict of interest, such Indemnified Party may, at the expense of the Borrowers, select its own counsel to defend such Indemnified Party with respect to such Claim. The Indemnified Parties and the Borrowers and their respective counsel shall cooperate with each other in all reasonable respects in any investigation, trial and defense of any such Claim and any appeal arising therefrom.

     ss. 1.10. Telephonic Notice. Without in any way limiting the Borrowers' obligation to confirm in writing any telephonic notice of a borrowing, the Lender may act without liability upon the basis of any such telephonic notice believed by the Lender in good faith to be from an Authorized Officer or any other authorized representative of a Borrower prior to receipt of written confirmation.

     ss. 1.11. Maximum Interest. (a) No provision of this Agreement shall require the payment to the Lender or permit the collection by the Lender of interest in excess of the maximum rate of interest from time to time permitted (after taking into account all consideration which constitutes interest) by laws applicable to the Lender Debt and binding on the Lender (such maximum rate being the Lender's "Maximum Permissible Rate").

     (b) If the amount of interest (computed without giving effect to this Section 1.11) payable on the first Business Day of each Month in respect of the preceding interest computation period would exceed the amount of interest computed in respect of such period at the Maximum Permissible Rate, the amount of interest payable to the Lender on such date in respect of such period shall be computed at the Maximum Permissible Rate.

     (c) If at any time and from time to time: (i) the amount of interest payable to the Lender on the first Business Day of each Month shall be computed at the Maximum Permissible Rate pursuant to the preceding subsection (b); and
(ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Lender would be less than the amount of interest payable to the Lender computed at the Maximum Permissible Rate, then the amount of interest payable to the Lender in respect of such subsequent interest computation period shall continue to be computed at the Maximum Permissible Rate until the amount of interest payable to the Lender shall equal the total amount of interest which would have been payable to the Lender if the total amount of interest had been computed without giving effect to the preceding subsection (b).

                                   ARTICLE II
                                PAYMENT MECHANICS

     ss. 2.1. Non-Governmental Obligor Payment Mechanics. (a) On or prior to the initial Funding Date, each of the Borrowers, the Lender, and the Lockbox Banks shall have entered into the Depositary Agreements and shall have caused the Lockbox Banks to establish the Lender Lockboxes and the Lender Lockbox Accounts.

     (b) The Borrowers covenant and agree that, on and after the Closing Date, all invoices (and, if provided by any Borrower, return envelopes) to be sent to Non-Governmental Obligors shall set forth only the address of a designated Lender Lockbox as a return address for payment of Receivables and delivery of EOB's, and only a designated Lender Lockbox Account with respect to wire transfers for payment of Receivables. Each Borrower hereby further covenants and agrees to instruct and notify each of the members of its accounting and collections staff to provide identical information in communications with Non-Governmental Obligors with respect to Collections, wire transfers and EOB's.

     ss. 2.2. Governmental Entities Payment Mechanics. (a) On or prior to the initial Funding Date, each of the Borrowers, the Lender and the applicable
Lockbox Banks shall have entered into the Depositary Agreements, and the Borrowers shall have caused the applicable Lockbox Banks to establish the Borrower Lockboxes and the Borrower Lockbox Accounts. Each Borrower shall prepare, execute and deliver to each Governmental Entity or its fiscal intermediary who is proposed to be an Obligor of Receivables, with copies to the Lender, on or prior to the initial Funding Date, Notices to Governmental Entities, which Notices to Governmental Entities shall provide that all checks and EOB's from Governmental Entities on account of Receivables shall be sent to the Borrower Lockboxes and all wire transfers on account of Receivables shall be wired directly into the Borrower Lockbox Accounts.

     (b) The Borrowers covenant and agree that, on and after the Closing Date, all invoices to be sent to Governmental Entities (and, if provided by any Borrower, return envelopes) shall set forth only the address of the designated Borrower Lockbox as a return address for payment of Receivables and delivery of EOB's, and only the designated Borrower Lockbox Account with respect to wire transfers for payment of Receivables. Each Borrower further covenants and agrees to instruct and notify each of the members of its accounting and collections staff to provide identical information in communications with Governmental Entities with respect to Collections, wire transfers and EOB's.

     (c) Each Borrower shall maintain its respective Borrower Lockbox Account solely and exclusively for the receipt of payments on account of Receivables from Governmental Entities. Each Borrower shall take all actions necessary to ensure that no payments from any Person other than a Governmental Entity shall be deposited in its respective Borrower Lockbox Account.

     ss. 2.3. Misdirected Payments. (a) In the event that any Borrower receives a Misdirected Payment in the form of a check, such Borrower shall deposit such Misdirected Payment to the appropriate Lender Lockbox or Borrower Lockbox, as the case may be. In the event any Borrower receives a Misdirected Payment in the form of cash or wire transfer, such Borrower shall wire transfer the amount of such Misdirected Payment directly into the appropriate Lender Lockbox Account. All Misdirected Payments shall be sent promptly upon receipt thereof, and in no event later than the close of business, on the first Business Day after receipt thereof. Each Borrower shall provide written instructions to each of its other Lockbox Banks regarding each of its lockboxes and Lockbox Accounts to remit all EOB's and all payments received to the appropriate Lockboxes and Lockbox Accounts hereunder.

     (b) Each Borrower and the Authorized Representative shall take such actions as are reasonably necessary or as are reasonably requested by the Lender to ensure that future payments from any Obligor of a Misdirected Payment shall be made in accordance with any Notice previously delivered to such Obligor or, in the case of any Person which is a Non-Governmental Obligor and has not previously been sent a Notice, to a designated Lender Lockbox, in the case of checks and EOBs, or a designated Lender Lockbox Account, in the case of wire transfers, including, without limitation, (i) delivering to such Obligor a new Notice in form and substance satisfactory to the Lender, and (ii) contacting such Obligor by telephone to (x) convey new directions for payment, or (y) confirm the instructions previously set forth in any Notice to such Obligor. During the continuance of an Event of Default, or if the Authorized Representative or any Borrower does not promptly (and in any event, within two Business Days from the Lender's request) take such actions or such similar actions as the Lender may request, then the Lender, its assigns or designees, or any member of the Lender Group, may, to the maximum extent permitted by law, execute and deliver such Notices, contact such Obligors to convey such instructions or directions, or take such similar actions as the Lender, its assigns or designees or any member of the Lender Group may, in its discretion, deem appropriate.

     ss. 2.4. No Rights of Withdrawal. No Borrower shall have any rights of direction or withdrawal with respect to amounts held in the Lender Lockbox Accounts.

                                   ARTICLE III
                           COLLECTION AND DISTRIBUTION

     ss. 3.1. Collections on the Receivables. The Lender shall be entitled with respect to all Receivables, (i) to receive and to hold as collateral all Receivables and all Collections on Receivables in accordance with the terms of the Depositary Agreements, and (ii) to have and to exercise any and all rights
(x) to collect, record, track and take all actions to obtain Collections with respect to all Receivables payable by Non-Governmental Obligors, and (y) to the extent permitted by law and in a manner consistent with all applicable laws and regulations, record, track and take all actions to obtain Collections with respect to all Receivables payable by Governmental Entities.

     ss. 3.2.  Distribution of Funds.  On each Business Day, and provided,  that
(i) no Event of Default is continuing, and (ii) the Borrowers shall have successfully sent by Transmission to the Program Manager all information required with respect to the Receivables, the Lender shall distribute any and all Collections actually received in cash in the Collection Account prior to 12:00 p.m. (New York City time) on such Business Day as follows: FIRST, to the Lender, an amount in cash equal to fees and interest that are due and payable as of such Business Day and have not otherwise been paid in full by the Borrowers, if any, until such amounts have been paid in full; SECOND, to the Lender, an amount in cash equal to the Borrowing Base Deficiency, if any, until such amount is paid in full THIRD, to the Lender, an amount in cash equal to the reduction of the principal amount of the Revolving Loan directed by the Borrowers to be repaid on such Business Day pursuant to Section 1.02(b), if any, until such amount has been paid in full; FOURTH, to the Lender, an amount in cash equal to the payment of any other Lender Debt due and payable on such Business Day, if any, until such amount has been paid in full; and FIFTH, to the Authorized
Representative for the benefit of the Borrowers, all remaining amounts of Collections, as requested.

     ss. 3.3. Distribution of Funds at the Maturity Date or Upon an Event of Default. At the Maturity Date or during the continuance of an Event of Default, subject to the rights and remedies of the Lender pursuant to Section 4.02 hereof, the Lender shall distribute any and all Collections as follows: FIRST, to the Lender, an amount in cash equal to any and all accrued fees and collection costs as set forth in Sections 1.05 and 6.05, until such amount has been paid in full; SECOND, to the Lender, an amount in cash equal to all accrued and unpaid interest on the Revolving Loan (at the rates established under Section 1.05) until such amount has been funded in full; THIRD, to the Lender, an amount in cash equal to the principal amount of the Revolving Loan, until such amount is paid in full; FOURTH, to the Lender, an amount in cash equal to the payment of any other Lender Debt due and payable until such amount has been paid in full; and FIFTH, to the Authorized Representative for the benefit of the Borrowers, all remaining amounts of Collections.

     ss. 3.4. Allocation of Servicer Responsibilities. (a) Tracking of Collections and other transactions pertaining to the Receivables shall be administered by the Program Manager in a manner consistent with the terms of this Agreement, including, without limitation, Exhibit X hereto. The responsibilities of the Borrowers to the Program Manager have been set forth in Exhibits XII and XIII hereto. Subject to clause (b) of this Section 3.04, the Authorized Representative and the Borrowers shall establish and maintain the Transmission of the Receivable Information to the Program Manager, including, without limitation, the matters described in Exhibits XII and XIII, and shall provide promptly to the Program Manager such other information as the Lender or the Program Manager may request from time to time.

     (b) Within 60 days of the Closing Date, the Authorized Representative, DMS, DSC, MLI and QO shall establish and maintain the Transmission of Receivable Information with respect to DMS, DSC, MLI and QO, including, without limitation, the matters described in Exhibits XII and XIII, provided that, if the Authorized Representative, DMS, MLI, DSC and QO continue to use best efforts to establish such Transmissions, have established such Transmissions within 90 days of the Closing Date, and such Transmissions are being maintained, the requirements of this Section 3.04(b) shall be deemed satisfied.

     (c) The Authorized Representative hereby agrees to perform the administration and servicing obligations set forth in Exhibit XII hereto with respect to the Receivables (the "Primary Servicing Responsibilities"). The Lender may, at any time during the continuance of an Event of Default (and shall, without requirement of notice to any party, upon an Event of Default resulting from the events described in clauses (h) or (k) of Exhibit V hereto) appoint another Person to succeed the Authorized Representative in the performance of the Primary Servicing Responsibilities (which replacement shall be effectuated through the outplacement to a recognized third-party collection firm obligated to use commercially reasonable efforts to maximize collections in accordance with the provisions of Article 9 of the UCC).

     (d) The members of the Lender Group, each Borrower and each Subsidiary of the Borrowers shall comply with the requirements of Exhibit XVII, to the extent that such Exhibit XVII is effective pursuant to the terms thereof.

     ss. 3.5. Distributions to the Borrowers Generally. Each Borrower hereby instructs the Lender to make all distributions under this Agreement to any Borrower by depositing such distributions in the Authorized Account. The Authorized Representative agrees and undertakes to allocate distributions received under this Agreement among the Borrowers in accordance with their respective interests as they may appear from time to time.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES; COVENANTS;
                                EVENTS OF DEFAULT

     ss. 4.1. Representations and Warranties; Covenants. Each Borrower makes on the Closing Date, and on each Funding Date, the representations and warranties set forth in Exhibit III hereto, and hereby agrees to perform and observe the covenants set forth in Exhibit IV hereto.

     ss. 4.2. Events of Default; Remedies. (a) If any Event of Default shall occur and be continuing, the Lender may, by Written Notice to the Authorized Representative, take either or both of the following actions: (x) declare the Maturity Date to have occurred, and (y) without limiting any rights hereunder and subject to applicable law, replace the Authorized Representative in its performance of any or all of the Primary Servicing Responsibilities; provided, that with respect to the Event of Default in clause (h) of Exhibit V, the Maturity Date shall be deemed to have occurred automatically and without notice. Upon any such declaration or designation, the Lender shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

     (b) Right of Set-Off. Each Borrower hereby irrevocably authorizes and instructs the Lender to set-off the full amount of any Lender Debt due and payable against (i) any Collections, or (ii) the principal amount of any Revolving Advance requested on or after such due date. Unless an Event of Default is continuing, the Lender agrees to use reasonable efforts to provide the Authorized Representative with prior notice (1) of a set-off pursuant to this Section 4.02, (2) the amount of such set-off, and (3) a description of the Lender Debt that is due and payable; provided, however, that the failure to give such notice shall not affect the validity of such set-off.

     ss. 4.3. Attorney-in-Fact. Each Borrower hereby irrevocably designates and appoints the Lender and each other Person in the Lender Group, to the extent permitted by applicable law and regulation, as such Borrower's attorney-in-fact, which irrevocable power of attorney is coupled with an interest, with authority, during the continuance of an Event of Default (and to the extent not prohibited under applicable law and regulations) to (i) endorse or sign such Borrower's name to remittances, invoices, assignments, checks (other than, absent a court order, payments from Governmental Entities), drafts, or other instruments or documents in respect of the Receivables, (ii) notify Non-Governmental Obligors to make payments on the Receivables directly to the Lender, and (iii) bring suit in such Borrower's name and settle or compromise such Receivables as the Lender or any other Person in the Lender Group may, in its discretion, deem appropriate.

                                    ARTICLE V
                                    SECURITY

     ss. 5.1. Grant of Security Interest. (a) As collateral security for the Borrowers' joint and several obligations to pay the Lender Debt when due and payable and its indemnification obligations hereunder, each Borrower hereby grants to the Lender a first priority Lien (subject only to Permitted Liens) on and security interest in and right of set-off against all of the rights, title and interest of such Borrower in and to (i) to the maximum extent permitted by law, each Borrower Lockbox and each Borrower Lockbox Account, (ii) all of such Borrower's Receivables whether now owned or hereafter acquired, (iii) any and all amounts held in any accounts maintained at Bank of America, N.A., JPMorgan Chase Bank and Wachovia in respect of any of the foregoing or in compliance with any terms of this Agreement, (iv) all of such Borrower's Inventory, (v) all of such Borrower's intellectual property, (vi) all Additional Collateral, and (vii) all proceeds of the foregoing (collectively, the "Collateral"). This Agreement shall be deemed to be a security agreement as understood under the UCC.

     Notwithstanding anything to the contrary herein or in any other Document, "Collateral" shall not include, and the Borrowers shall not be deemed to have granted, a security interest in any of any Borrowers' rights or interests in any license, contract or agreement to which such Borrower is a party, or any of its rights thereunder, to the extent, but only to the extent, that such a grant would result in a breach of the terms of, or constitute a default under, such license, contract or agreement, except to the extent that any such term or default is or would be rendered ineffective pursuant to the UCC or any other applicable law or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such term or default, the Collateral shall include, and the applicable Borrower shall be deemed to have granted a security interest in, all such rights and interests in the applicable license, contract or agreement as if such provision had never been in effect; provided, further, that, notwithstanding anything contained herein, all Receivables and other accounts, proceeds and all money or other amounts due or to become due to any Borrower under any such license, contract or agreement shall at all times be included in the Collateral and the security interests granted by the Borrowers hereunder or in favor of the Lender.

     (b) The Borrowers agree to execute, and hereby authorize the Lender to file, one or more financing statements or continuation statements or amendments thereto or assignments thereof in respect of the Lien created pursuant to this
Section 5.01 which may at any time be required or, in the opinion of the Lender, be desirable, and to do so without the signature of one or more of the Borrowers where permitted by law.

                                   ARTICLE VI
                                  MISCELLANEOUS

     ss. 6.1. Amendments, etc. (a) No amendment or waiver of any provision of this Agreement or consent to any departure therefrom by a party hereto shall be effective unless in a writing signed by the Lender and the Authorized Representative, on behalf of the Borrowers, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     (b) No failure on the part of the Lender or the Borrowers to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     (c) The parties hereto agree to make any change, modification or amendment to this Agreement as may be requested by Fitch Ratings, Moody's Investors Service, Inc. or any other rating agency then rating the receivables financing program of the Lender, so long as any such change, modification or amendment does not adversely affect the parties hereto.

     ss. 6.2. Notices, etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which may include facsimile communication) and shall be faxed or delivered, (i) to each party hereto (and the Lender hereby agrees that notices to or for its benefit may be delivered to the Program Manager and such delivery to the Program Manager shall be deemed received by the Lender), at its address set forth under its name on
Schedule I hereto or at such other address as shall be designated by such party in a Written Notice to the other parties hereto, and (ii) to the Program Manager at the addresses set forth on Schedule I attached hereto and as such schedule may be amended from time to time by the Lender. Written Notices and communications by facsimile shall be effective when sent (and shall be immediately followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

     ss. 6.3. Assignability. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

     (b) No Borrower shall assign its rights or obligations hereunder or any interest herein without the prior written consent of the Lender.

     ss. 6.4. Further Assurances. The Borrowers shall, at their cost and expense, upon the reasonable request of the Lender, duly execute and deliver, or cause to be duly executed and delivered, to the Lender such further instruments and do and cause to be done such further acts as may be reasonably necessary or proper to enforce the obligations undertaken by the Borrowers and to further maintain and perfect the Lender's Lien hereunder.

     ss. 6.5. Costs and Expenses; Collection Costs. (a) The Borrowers agree to pay on demand (i) all reasonable out-of-pocket non-legal costs and expenses of any member of the Lender Group in connection with the preparation, execution and delivery of this Agreement and the Documents; (ii) the reasonable fees and out-of-pocket expenses of counsels for any member of the Lender Group in connection with this transaction; and (iii) all reasonable costs and out-of-pocket expenses, if any (including reasonable counsel fees and expenses), of any member of the Lender Group in connection with any waiver, modification, supplement or amendment hereto, or the enforcement of this Agreement. The Borrowers further agree to pay on demand (a) all reasonable costs and out-of-pocket expenses incurred by the Lender or its agent in connection with periodic audits of the Receivables, provided that, in the absence of any Event of Default, the Lender shall be limited to two such audits during any calendar year, (b) all reasonable costs and expenses incurred by the Program Manager to accommodate any significant coding or data system changes made by the Borrowers that would affect the transmission or interpretation of data received through the interface, and (c) all reasonable costs and expenses incurred by the Lender for additional time and material expenses of the Program Manager resulting from a lack of either cooperation or responsiveness of any of the Borrowers to agreed-upon protocol and schedules with the Program Manager; provided, that the Authorized Representative has been informed of the alleged lack of cooperation or responsiveness and has been provided the opportunity to correct such problems.

     (b) In the event that the Lender shall retain an attorney or attorneys to collect, enforce, protect, maintain, preserve or foreclose its interests with respect to this Agreement, any other Documents, any Lender Debt, any Receivable or the Lien on any Collateral or any other security for the Lender Debt or under any instrument or document delivered pursuant to this Agreement, or in connection with any Lender Debt, the Borrowers shall pay all of the reasonable costs and expenses of such collection, enforcement, protection, maintenance, preservation or foreclosure, including attorneys' fees, which amounts shall be part of the Lender Debt, and the Lender may take judgment for all such amounts. The attorney's fees arising from such services, including those of any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel in any way or with respect to or arising out of or in connection with or relating to any of the events or actions described in this Section 6.05 shall be payable by the Borrowers to the Lender on demand (with interest accruing from the two Business Days following the date of such demand, and shall be additional obligations under this Agreement. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include the following (in each case to the extent reasonable): recording costs, appraisal costs, paralegal fees, costs and expenses; accountants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; telecopier charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services.

     ss. 6.6. Term and Termination; Early Termination Fee. (a) This Agreement shall have an initial term commencing on the Closing Date and expiring on October 21, 2004 (the "Initial Term"). Thereafter, the term of this Agreement shall be automatically extended for annual successive terms (each, a "Renewal Term") commencing on the first day following the Initial Term or a Renewal Term, as the case may be, and expiring on the date twelve months thereafter, unless the Lender or the Borrower provides Written Notice not less than 60 days prior to the expiration of the Initial Term or a Renewal Term, as the case may be, that such Person does not intend to extend the term of this Agreement; provided, however, that if an Event of Default shall have occurred and be continuing at the end of the Initial Term or a Renewal Term, as the case may be, this Agreement will not automatically be extended without the prior written consent of the Lender. The Borrower shall pay to the Lender on the first day of each Renewal Term a fee equal to 0.25% of the Revolving Commitment then in effect.

                  (b) The obligations of the Lender under this Agreement shall continue in full force and effect from the Closing Date until the Maturity Date. Upon the payment in full of all Lender Debt, the Lender shall take all actions and deliver all assignments, certificates, releases, notices and other documents, at the Borrowers expense, as the Authorized Representative may reasonably request to effect such termination.

                  (c) The Borrowers may terminate this Agreement at any time prior to the Maturity Date upon payment in full of all Lender Debt, including all applicable fees, charges, premiums and costs, all as provided hereunder, and in the event of such occurrence, the Revolving Commitment shall be deemed to be terminated.

                  (d) Upon the termination of this Agreement for any reason prior to the Scheduled Maturity Date, the Borrowers shall pay to the Lender the Early Termination Fee on the Revolving Commitment then in effect (or in effect immediately prior to the termination of the Revolving Commitment as the result of the occurrence of the Maturity Date).

                  (e) The termination of this Agreement shall not affect any rights of the Lender or any obligations of the Borrowers arising on or prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all Lender Debt incurred on or prior to such termination has been paid and performed in full.

                  (f) All Lender Debt shall be due and payable immediately upon the giving of Written Notice to the Authorized Representative of acceleration by the Lender following the occurrence and during the continuance of an Event of Default in accordance with Section 4.02 hereof, provided, however, that upon the occurrence of any Event of Default described in clause (h) or (k) of Exhibit V hereto, the Maturity Date shall be deemed to have occurred automatically and all Lender Debt shall automatically become immediately due and payable without notice or demand of any kind.

                  (g) The Liens and rights granted to the Lender hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Lender Debt has been indefeasibly paid in full in cash. Upon the (i) the termination of all commitments and obligations of the Lender, and (ii) the indefeasible payment in full of all Lender Debt, the Lender shall, at the Authorized Representative's request and the Borrowers' sole cost and expense, execute and deliver such documents as the Authorized Representative shall reasonably request to evidence such termination.

                  (h) All indemnities representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof unless otherwise provided.

                  (i) Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Lender Debt, the Lender is for any reason compelled to surrender such payment to any Person or entity because such payment is determined to be void or voidable as a preference, an impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force (except that the Revolving Commitment of the Lender shall have been terminated), and the Borrowers shall be liable to, and shall indemnify and hold the Lender harmless for the amount of such payment surrendered until the Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

     ss. 6.7. No Liability of Lender. (a) Neither this Agreement nor any document executed in connection herewith shall constitute an assumption by the Lender of any obligation to any Obligor or any patient or customer of any Borrower.

                  (b) Notwithstanding any other provision herein, no recourse under any obligation, covenant, agreement or instrument of the Lender contained herein or with respect hereto shall be had against any Related Person whether arising by breach of contract, or otherwise at law or in equity (including any claim in tort), whether express or implied, it being understood that the agreements and other obligations of the Lender herein and with respect hereto are solely its corporate obligations; provided, however, nothing herein above shall operate as a release of any liability which may arise as a result of such Related Person's gross negligence or willful misconduct. The provisions of this
Section 6.07 shall survive the termination of this Agreement.

     ss. 6.8. Entire Agreement; Severability. (a) This Agreement, including all exhibits and schedules hereto, and the Documents referred to herein, embodies the entire agreement and understanding of the parties concerning the subject matter contained herein. This Agreement supersedes any and all prior agreements and understandings between the parties, whether written or oral.

                  (b) If any provision of this Agreement shall be declared invalid or unenforceable, the parties hereto agree that the remaining provisions of this Agreement shall continue in full force and effect.

     ss. 6.9. GOVERNING LAW. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS GRANTED HEREUNDER, OR REMEDIES RELATED THERETO, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     ss. 6.10. WAIVER OF JURY TRIAL, JURISDICTION AND VENUE. EACH OF THE PARTIES HERETO HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER RELATED TO THIS AGREEMENT, AND HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK CITY, NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. IN ANY SUCH LITIGATION, EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO THE PARTIES HERETO AT THEIR ADDRESSES SET FORTH ON
SCHEDULE I HERETO. THE PARTIES HERETO SHALL APPEAR IN ANSWER TO SUCH SUMMONS, COMPLAINT OR OTHER PROCESS WITHIN THE TIME PRESCRIBED BY LAW, FAILING WHICH THE PARTY FAILING TO SO APPEAR SHALL BE DEEMED IN DEFAULT AND JUDGMENT MAY BE ENTERED BY THE OTHER PARTY FOR THE AMOUNT OF THE CLAIM AND OTHER RELIEF REQUESTED THEREIN.

     ss. 6.11. Execution in Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     ss. 6.12. No Proceedings. Each Borrower hereby agrees that it will not institute against the Lender any proceeding of the type referred to in clause
(h) of Exhibit V so long as any senior indebtedness issued by the Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such senior indebtedness shall have been outstanding.

     ss. 6.13. Confidentiality and Notices. (a) All parties hereto agree to comply with all applicable state or federal statutes or regulations relating to patient medical record confidentiality.

                  (b) Each of the Borrowers and the Authorized Representative hereby grants the Program Manager the right to place one or more advertisements in newspapers and journals, on its website and in other HFG materials (all, at its own expense) that recites the transaction, the amount of the transaction and utilizes the corporate logo of the Authorized Representative.

     ss. 6.14. Joint and Several Liability; Designation and Appointment of Authorized Representative. (a) Each Borrower agrees that each reference to "the Borrower" in this Agreement shall be deemed to refer to each such Borrower, jointly and severally with the other Borrowers. Each Borrower (i) shall be jointly and severally liable for the obligations, duties and covenants of each other such Borrower under this Agreement and the acts and omissions of each other such Borrower including, without limitation, under Article V hereof, and
(ii) jointly and severally makes each representation and warranty for itself and each other such Borrower under this Agreement. Notwithstanding the foregoing, if, in any action to enforce the Lender Debt against any Borrower or any proceeding to allow or adjudicate a claim hereunder, a court of competent jurisdiction determined that enforcement of the joint and several obligations of all of the Borrowers against such Borrower for the full amount of the Lender Debt is not lawful under, or would be subject to avoidance under, Section 548 of the United States Bankruptcy Code or any applicable provision of state law, the liability of such Borrower hereunder shall be limited to the maximum amount lawful and not subject to avoidance under such law.

                  (b) Each Borrower hereby irrevocably designates and appoints Matria Healthcare, Inc. as the "Authorized Representative" under this Agreement to deliver and receive all notices and Written Notices on behalf of such Borrower and to receive on behalf of such Borrower and distribute all distributions of the Borrowers in accordance with the respective interests of the Borrowers. Each Borrower hereby unconditionally releases the Lender, the Program Manager and any member of the Lender Group with respect to any claims, obligations or duties that such Persons may otherwise have been deemed to possess absent the designation and appointment contained in this Section 6.14(b).

     ss. 6.15. Accounting Information. The Borrowers authorize the Lender and the Program Manager to discuss the financial condition of the Borrowers with its independent public accountants and agrees that such discussion or communication shall be without liability to the Lender, the Program Manager or the independent public accountants.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


By:
     ------------------------------------------------------------
         Name:
         Title:

 MATRIA HEALTHCARE, INC.


By:
    ------------------------------------------------------------
      Name:
      Title:


DIABETES ACQUISITION, INC.


By:
    ------------------------------------------------------------
      Name:
      Title:


GAINOR MEDICAL ACQUISITION COMPANY


By:
    ------------------------------------------------------------
      Name:
      Title:

DIABETES MANAGEMENT SOLUTIONS, INC.


By:
    ------------------------------------------------------------
      Name:
      Title:




DIABETES SELF CARE, INC.


By:
    ------------------------------------------------------------
      Name:
      Title:

MATRIA LABORATORIES, INC.


By:
    ------------------------------------------------------------
      Name:
      Title:


FACET TECHNOLOGIES, LLC


By:
    ------------------------------------------------------------
      Name:
      Title:


MATRIA OF NEW YORK, INC.


By:
    ------------------------------------------------------------
      Name:
      Title:


MATRIA HEALTHCARE OF ILLINOIS, INC.


By:
    ------------------------------------------------------------
      Name:
      Title:

QUALITY ONCOLOGY, INC.


By:
    ------------------------------------------------------------
      Name:
      Title:

                                   EXHIBIT I

                                   DEFINITIONS

                  As used in the Agreement (including its Exhibits and Schedules), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Accrued Amounts" means, as at any date, the aggregate amount of accrued but unpaid (whether or not due and payable) (a) interest, and (b) Non-Utilization Fees.

                  "Acquisition" shall mean any transaction or series of related transactions, consummated on or after the Closing Date, by which any Borrower directly, or indirectly through one or more Subsidiaries, (i) acquires any going business, or all or substantially all of the assets, of any Person, whether through purchase of assets, merger or otherwise, or (ii) acquires securities or other ownership interests of any Person having at least a majority of combined voting power of the then outstanding securities or other ownership interests of such Person.

                  "Acquisition Amount" shall mean, with respect to any Acquisition, the sum (without duplication) of (i)the aggregate amount of cash paid by any Borrower and any Subsidiary of any Borrower in connection with such Acquisition, (ii)the aggregate fair market value, as reasonably determined by the Parent and the applicable Borrower in consultation with the Lender Group, of all ownership interests of any Borrower and any Subsidiary of any Borrower issued or given in connection with such Acquisition, (iii)the aggregate amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of all Debt incurred, assumed or acquired by and Borrower and any Subsidiary of any Borrower in connection with such Acquisition, (iv)all additional purchase price amounts in connection with such Acquisition in the form of earnouts and other contingent obligations that should be recorded as a liability on the balance sheet of any Borrower or any Subsidiary of any Borrower or expensed, in either event in accordance with GAAP, Regulation S-X under the Securities Act of 1933, as amended, or any other rule or regulation of the Securities and Exchange Commission, (v)all amounts paid in respect of covenants not to compete and consulting agreements in connection with such Acquisition,
(vi)the amount of all transaction fees and expenses (including, without limitation, legal, accounting and finders' fees and expenses) incurred by any Borrower and any Subsidiary of any Borrower in connection with such Acquisition and (vii)the aggregate fair market value, as reasonably determined by the Parent and the applicable Borrower in consultation with the Lender Group, of all other consideration given by any Borrower and any Subsidiary of any Borrower in connection with such Acquisition.

                  "Additional Collateral" means all of the Borrowers' rights, title and interests in and to all assets of the Borrowers, including, but not limited to, (i) (a) present and future securities, security entitlements and securities accounts; (b) all deposit accounts and all other goods and personal property (including, without limitation, patents, patent applications, trade names and trademarks and Federal, state and local tax refund claims of all kinds), whether tangible or intangible, or whether now owned or hereafter acquired and wherever located; (c) now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property, including embedded software, vehicles, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased and all rights and interests with respect thereto under such leases (including, without limitation, options to purchase), together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; (d) now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other documents representing them; (e) general intangibles; and (f) all proceeds of every kind and nature, including proceeds of proceeds, of any and all of the foregoing, and (ii) money and cash; and all books, records and other property relating to or referring to any of the foregoing including all books, records, ledger cards, data processing records, computer software and other property and general intangibles at any time used or useful in connection with, evidencing, embodying, referring to, or relating to, any of the foregoing. Notwithstanding anything to the contrary contained herein, "Additional Collateral" shall expressly exclude any interest in any Excluded Subsidiary or the property of any Excluded Subsidiary.

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" has the meaning set forth in the preamble hereto.

                  "Authorized Account" means initially account #37520-12466 of the Authorized Representative at Bank of America, N.A., ABA #111000012, or such other bank account designated by the Authorized Representative by Written Notice to the Lender and the Program Manager from time to time.

                  "Authorized Officer" means each Person designated from time to time by the Authorized Representative in a Written Notice to the Lender for the purposes of giving notices of borrowing, conversion or renewal of Revolving Advances, which designation shall continue in force and effect until terminated in a Written Notice to the Lender.

                  "Authorized Representative" has the meaning set forth in the preamble hereto.

                  "Borrower" or "Borrowers" each has the meaning set forth in the preamble hereto.

                  "Borrower Lockboxes" means the lockboxes set forth on Schedule IV hereto to receive checks and EOB's with respect to Receivables payable by Governmental Entities.

                  "Borrower Lockbox Accounts" means the accounts set forth on
Schedule IV hereto in the name of a Borrower and associated with a Borrower Lockbox established and controlled by such Borrower to deposit Collections, including Collections received in the applicable Borrower Lockbox and Collections received by wire transfer directly from Governmental Entities, all as more fully set forth in the applicable Depositary Agreement.

                  "Borrowers' Certificate" has the meaning set forth in Section 1.03.

                  "Borrowing Base" means, as of any time, an amount equal to 80% of the Expected Net Value of Eligible Receivables of the Parent, DMS, DSC, MLI, Facet, MNY, MII and QO as of such time in each case and at all times as determined by reference to and as set forth in the most recent Borrowing Base Certificate delivered to the Lender by the Authorized Representative pursuant to
Exhibit IV, clause (m)(i).

                  "Borrowing Base Certificate" means a certificate (which may be sent by Transmission), signed by the Authorized Representative on its own behalf and on behalf of the Borrowers, substantially in the form set forth in Exhibit VII-A hereto, which shall provide the most recently available information (including updated information) with respect to the Eligible Receivables of the Parent, DMS, DSC, MLI, Facet, MNY, MII and QO (segregated by Borrower and the classes set forth in the definition of "Net Value Factor") that is set forth in the general trial balance of such Borrowers, in form and substance satisfactory to the Lender and the Program Manager.

                  "Borrowing Base Deficiency" means, as of any date, the positive difference, if any, between (i) (x) the outstanding principal amount of the Revolving Loan plus (y) Accrued Amounts, minus (ii) the Borrowing Base indicated on the most recent Borrowing Base Certificate.

                  "Borrowing Limit" has the meaning set forth in Section 1.02.

                  "Business Day" means any day on which banks are not authorized or required to close in New York City, New York or Atlanta, Georgia.

                  "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee, the obligations of which are required, in accordance with GAAP, to be capitalized on the balance sheet of that Person.

                  "Cash Equivalents" shall mean (i) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within 90 days from the date of acquisition, (ii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within 90 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., (iii) time deposits and certificates of deposit maturing within 90 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof that has combined capital and surplus of at least $500,000,000 and that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor's Ratings Services or at least A2 or the equivalent thereof by Moody's Investors Service, Inc., (iv) repurchase obligations with a term not exceeding seven days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iii) above, and (v) money market funds at least 95% of the assets of which are continuously invested in securities of the type described in clause (i) above.

                  "CHAMPUS" means the Civilian Health and Medical Program of the Uniformed Service, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation and established pursuant to 10 USC ss.ss. 1071-1106, and all regulations promulgated thereunder including without limitation (a) all federal statutes (whether set forth in 10 USC ss.ss. 1071-1106 or elsewhere) affecting CHAMPUS; and (b) all rules, regulations (including 32 CFR 199), manuals, orders and administrative, reimbursement and other guidelines of all Governmental Entities (including, without limitation, the Department of Health and Human Services, the Department of Defense, the Department of Transportation, the Assistant Secretary of Defense (Health Affairs), and the Office of CHAMPUS, or any Person or entity succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law) in each case as may be amended, supplemented or otherwise modified from time to time.

                  "Change of Control" means any of the following: (i) any Person or group of Persons acting in concert as a partnership or other group shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the Closing Date, the "beneficial owner" (within the meaning of such term under Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of Parent representing 20% or more of the combined voting power of the then outstanding securities of Parent ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; (ii) the Board of Directors of Parent shall cease to consist of a majority of the individuals who constituted the Board of Directors as of the Closing Date or who shall have become a member thereof subsequent to the Closing Date after having been nominated, or otherwise approved in writing, by at least a majority of individuals who constituted the Board of Directors of Parent as of the Closing Date (or their replacements approved as herein required); or (iii) a "change of control" or similar event within the meaning of the Indenture or any agreement or instrument governing or evidencing Subordinated Indebtedness shall occur thereunder.

          "ChoicePoint" means ChoicePoint Services, Inc., a Georgia corporation.

          "ChoicePoint Asset Purchase Agreement" means that certain Asset PurchaseAgreement by and among the Parent , ChoicePoint and ChoicePoint Health Systems, Inc., a Kansas corporation, as in effect on the Closing Date.

          "Claims" has the meaning set forth in Section 1.09(b).

                  "Closing Date"means October 22, 2002.

                  "CMS" means the Centers for Medicare and Medicaid Services of the United States Department of Health and Human Services.

                  "Collateral" has the meaning set forth in Section 5.01(a) hereto.

                  "Collection Account" means the account 205779 at the Bank of New York.

                  "Collections" means all cash collections, wire transfers, electronic funds transfers and other cash proceeds of Receivables deposited in or transferred to the Collection Account, including, without limitation, all cash proceeds thereof.

                  "Confidentiality Memorandum" has the meaning set forth in clause (bb) of Exhibit IV.

                  "Contingent Purchase Price Obligations" means the "earnout" obligations or similar deferred or contingent purchase price obligations of the Parent or any other Borrower described on Schedule VIII hereto, as such Schedule VIII may be amended from time to time with the prior written consent of the Lender Group, and incurred or created in connection with a Permitted Acquisition.

                  "Control Agreements" means those certain Control Agreements, dated prior to the initial Funding Date, among (i) DSC, DMS, JPMorgan Chase Bank and the Lender and Bank of America, N.A., Facet, MLI and the Lender, each in form and substance satisfactory to the members of the Lender Group, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

                  "Credit and Collection Policy" has the meaning set forth in clause (cc) of Exhibit IV hereto, provided, however, that prior to the delivery of any receivables credit and collection policies and practices outstanding thereunder, "Credit and Collections Policy" shall mean the receivables credit and collection policies and practices then in effect for the Borrowers.

                  "Current Ratio" means, as at any date of determination, for the immediately preceding fiscal quarter as reflected in the most recent quarterly and annual consolidated financial statements of the Parent and its Subsidiaries delivered pursuant to clause (m) of Exhibit IV hereto, current assets of the Parent and its Subsidiaries on a consolidated basis divided by current liabilities of the Parent and its Subsidiaries on a consolidated basis, in each case determined in accordance with GAAP, excluding any amounts due under this Agreement; provided, however, that notwithstanding anything contained herein to the contrary, amounts from time to time owing by the Borrowers to the QO Seller pursuant to Section 1.5 of the QO Acquisition Agreement shall be excluded from the calculation of Current Ratio.

                  "DAI" has the meaning set forth in the preamble hereto.

                  "Debt" of any Person means (without duplication): (i) all obligations of such party for borrowed money, (ii) all obligations of such party evidenced by bonds, notes, debentures, or other similar instruments, (iii) all obligations of such party to pay the deferred purchase price of property or services (other than trade payables in the ordinary course of business and other than obligations payable in capital stock of such Person), (iv) all Capital Leases of such party, (v) all Debt of others directly or indirectly guaranteed (which term shall not include endorsements in the ordinary course of business) by such Person, (vi) all obligations secured by a Lien existing on property owned by such party, whether or not the obligations secured thereby have been assumed by such party or are non-recourse to the credit of such party (but only to the extent of the value of such property), and (vii) all reimbursement obligations of such party (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances and similar instruments; provided, however, that notwithstanding anything herein to the contrary, cash earnout payments from time to time owing by the Borrowers to the QO Seller pursuant to Section1.5 of the QO Acquisition Agreement and royalty payments from time to time owing by the Parent to ChoicePoint pursuant to Section 1.7(b) of the ChoicePoint Asset Purchase Agreement shall not constitute Debt.

                  "Default" means an event, act or condition which with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

                  "Defaulted Receivable" means a Receivable (i) as to which the Obligor thereof or any other Person obligated thereon has taken any action, or suffered any event to occur, of the type described in paragraph (f) of Exhibit VI, or (ii) which, consistent with the Credit and Collection Policy, have been written off the applicable Borrower's books as uncollectible.

                  "Delinquency Ratio" means, as of the last Business Day of each month, a percentage equal to:

                                       DLR
                                      ----
                                      Pool

where:

                  DLR      =        The Expected Net Value of all Eligible
                                    Receivables which became Delinquent
                                    Receivables in the Month immediately prior to such last Business Day of the month.

                  Pool     =        The Expected Net Value of all Eligible
                                    Receivables generated by the Borrowers in the Month that was six Months immediately prior to such last Business Day of the month.

                  "Delinquent Receivable" means a Receivable (a) that has not been paid in full on or following the 180th day following the date of original invoicing thereof, or (b) that is a Denied Receivable.

                  "Denied Receivable" means any Receivable to which any related representations or warranties (including, without limitation, the Eligibility Criteria) have been discovered at any time to have been breached.

                  "Depositary Agreements" means those certain Depositary Account Agreements, dated prior to the initial Funding Date, among the Borrowers, the Lender, and the Lockbox Banks, in form and substance satisfactory to the members of the Lender Group, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

                  "Distribution" means any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any capital interest in the Borrowers, or return any capital to its members as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any shares of any class of capital interests in any Borrower or any warrants, rights or options to acquire any such interests, now or hereafter outstanding.

                  "DMS" has the meaning set forth in the preamble hereto.

                  "Documents" means this Agreement, the Depositary Agreements, the Intellectual Property Security Agreement, the Control Agreements, the Pledge Agreement -- Matria, the Pledge Agreement -- DAI, the Pledge Agreement -- DSC, the Pledge Agreement -- Gainor, each Borrowers' Certificate, each Borrowing Base Certificate, and each other document or instrument now or hereafter executed and delivered to the Lender by or on behalf of the Authorized Representative or the Borrowers pursuant to or in connection herewith or therewith.

                  "DSC" has the meaning set forth in the preamble hereto.

                  "Early Termination Fee" shall mean an amount equal to the decrease in or termination of the Revolving Commitment multiplied by the applicable percentage below:

                  Period                                              Percentage
                  ------                                              ----------
  from the Closing Date until October 21, 2003                          2.00%
  from October 22, 2003 until the date immediately
  prior to the Scheduled Maturity Date                                  0.50%

                  "EBITDA" of the Parent and its Subsidiaries means, for any period, the sum of (a) net income (or net loss)(calculated before extraordinary items), during such period plus (b) Interest Expense during such period deducted in the determination of such net income (or net loss), plus (c) depreciation, amortization and other non-cash items for such period to the extent included in the determination of net income (or net loss) plus or minus (d) all taxes accrued for such period on or measured by income to the extent deducted or credited in determining such net income (or net loss) minus or plus (e) gains (or losses) from asset dispositions outside of the normal course of business to the extent included in determining such net income (or net loss), plus (f) losses due to asset impairment plus (g) non-cash, non-recurring items to the extent included in determining such net income (or net loss).

                  "Eligibility Criteria" means the criteria and basis for determining whether a Receivable shall be deemed by the Lender Group, to qualify as an Eligible Receivable, all as set forth in Exhibit VI hereto, which Eligibility Criteria shall be subject to adjustment by the Lender from time to time in its sole good faith discretion in accordance with rating agency criteria or based on the actual collection performance of the Receivables, upon Written Notice to the Authorized Representative.

                  "Eligible Receivables" means Receivables of the Parent, DMS, DSC, MLI, Facet, MNY, MII and QO that satisfy the Eligibility Criteria (and excluding all Defaulted Receivables and Delinquent Receivables), as determined by the Lender Group in the exercise of its sole reasonable and good faith credit discretion.

                  "Employee Benefit Plan" means any employee benefit plan within the meaning of ss. 3(3) of ERISA maintained by any Borrower, any of their respective ERISA Affiliates, or with respect to which any of the Borrowers have any liability.

                  "EOB" means the explanation of benefit from an Obligor that identifies the services rendered on account of the Receivable specified therein.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means any entity which is under common control with a Borrower within the meaning of ERISA or which is treated as a single employer with the Borrowers under the Internal Revenue Code of 1986, as amended.

                  "Event of Default" means any of the events specified in
Exhibit V hereto.

                  "Excluded Claims" has the meaning set forth in Section
1.09(b).

                  "Excluded Subsidiaries" means those entities set forth on
Schedule VI attached hereto.

                  "Excluded Taxes" means taxes imposed upon or determined by reference to the Lender's net income, and franchise and similar taxes imposed in lieu of net income taxes, in each case by the jurisdiction in which such Lender is organized or qualified to do business or doing business (other than jurisdictions in which the Lender is deemed to be doing business solely as a result of engaging in any of the transactions described herein).

                  "Expected Net Value" means, with respect to any Eligible Receivable, the gross unpaid amount of such Receivable on date of creation thereof, times the Net Value Factor.

                  "Facet" has the meaning set forth in the preamble hereto.

                  "Fixed Charge Coverage Ratio" means, as determined as of the end of each fiscal quarter of the Parent, for the four fiscal quarter period then ended, the quotient obtained by dividing (i) EBITDA for such period, by
(ii) the sum of (x) Interest Expense for such period,(y) the current portion of long term Debt for such as of the end of such period, and (z) Capital Expenditures for such period.

                  "Foreign Subsidiary" means any Subsidiary which was not formed under the laws of the United States of America.

                  "Funding Date" means any Business Day on which a Revolving Advance is made at the Authorized Representative's request in accordance with provisions of the Agreement.

                  "GAAP" means generally accepted accounting principles in the United States of America, applied on a consistent basis as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in statements of the Financial Accounting Standards Board or the rules and regulations of the Securities and Exchange Commission or their respective successors and which are applicable in the circumstances as of the date in question.

                  "Gainor" has the meaning set forth in the preamble hereto.

                  "Governmental Entity" means the United States of America, any state, any political subdivision of a state and any agency or instrumentality of the United States of America or any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Payments from Governmental Entities shall be deemed to include payments governed under the Social Security Act (42 U.S.C. ss.ss. 1395 et seq.), including payments under Medicare, Medicaid and CHAMPUS, and payments administered or regulated by CMS.

                  "Hedge Agreement" means any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates, including any swap agreements (as defined in 11 U.S.C. ss. 101), in each case (i) described on Schedule IX hereto or (ii) entered into on terms reasonably satisfactory to the Lender in order to manage existing or anticipated interest rate risk and not for speculative purposes.

                  "Inactive Subsidiaries" means (i) Clinical-Management Systems, Inc., a Georgia corporation, (ii) Diabetes Management Services, Inc., a South Carolina corporation, (iii) Gainor Medical International, L.L.C., a Georgia corporation, (iv) Gainor Medical Direct, L.L.C., a Georgia limited liability company,(v) A.R. Medical Supplies, Inc., a Florida corporation, (vi) Matria Canada, Inc., a New Brunswick, Canada corporation, (vii) National Reproductive Medical Centers, Inc., a Delaware corporation, (viii) Infertility Management Services, Inc., a Delaware corporation,(ix) PFCC Liquidation Corp., a California corporation, (x)PFPC Liquidation Corp., a California corporation, (xi) PFMG Liquidation Corp., a California corporation, (xii) Perinatal Services Nederland B.V., a Netherlands entity, (xiii) Q Liquidation corporation, a Delaware corporation, and (xiv)Shared Care, Inc., a Georgia corporation.

                  "Indemnified Party" has the meaning set forth in Section 1.09.

                  "Indenture" means the Indenture, dated as of July 9, 2001, between the Parent, certain of its Subsidiaries, as guarantors, and Wells Fargo Bank Minnesota, N.A., as trustee, providing for the issuance of the Senior Notes, as amended, modified or supplemented from time to time.

                  "Initial Term" has the meaning set forth in Section 6.06(a).

                  "Intellectual Property Security Agreement" means that certain Intellectual Property Security Agreement, dated as of the Closing Date, by the Borrowers in favor of the Lender, in substantially the form attached hereto as
Exhibit XV, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

                  "Interest Expense" means for any period, the interest expense of the Parent and its Subsidiaries during such period as determined in accordance with GAAP.

                  "Interest Period" means each one Month period (or shorter period ending on the Maturity Date); provided, that the initial Interest Period shall commence on the initial Funding Date and shall end on the last day of the Month during which the initial Revolving Advance is made.

                  "Inventory" has the meaning set forth in the UCC.

                  "Investments" has the meaning set forth in clause (z) of
Exhibit IV.

                  "Last Service Date" means, with respect to any Eligible Receivable, the date set forth on the related invoice or statement as the most recent date on which services or merchandise were provided by the related Borrower to the related patient or customer.

                  "Lender" has the meaning set forth in the preamble hereto.

                  "Lender Debt" means and includes any and all amounts due, whether now existing or hereafter arising, under the Agreement or any other Document, including, without limitation, any and all principal, interest, penalties, fees (including the Early Termination Fee), charges, premiums, indemnities and costs owed or owing to the Lender or the Program Manager by the Borrowers or any Affiliate of the Borrowers arising under or in connection with this Agreement, the Depositary Agreements or any other Document, in each instance, whether absolute or contingent, direct or indirect, secured or unsecured, due or not, arising by operation of law or otherwise, and all interest and other charges thereon, including, without limitation, post-petition interest whether or not such interest is an allowable claim in a bankruptcy.

                  "Lender Group" means (i) the Lender and the Program Manager, and (ii) the Lender's agents and delegates identified from time to time to effectuate this Agreement.

                  "Lender Lockbox Accounts" means the accounts at the Lockbox Banks as set forth on Schedule IV as associated with the Lender Lockboxes and established by the Borrowers to deposit Collections, including Collections received in the Lender Lockboxes and Collections received by wire transfer directly from Non-Governmental Obligors, all as more fully set forth in the Depositary Agreements.

                  "Lender Lockboxes" means the lockboxes located at the addresses set forth on Schedule IV to receive checks and EOB's with respect to Receivables payable by Non-Governmental Obligors.

                  "LIBOR" for any Interest Period, means the rate per annum established by the Program manager two Business Days prior to the first day of each Interest Period based on an annualized 30-day interest rate (calculated on the basis of actual days elapsed over a 360-day year) equal to the offered rate on page 3750 of the Telerate Service for U.S. dollar deposits of amounts, for maturities and in funds comparable to the principal amount of the Revolving Loan.

                  "Lien" means any lien, mortgage, security interest, tax lien, pledge, hypothecation, assignment, preference, priority, other charge or encumbrance, or any other type of preferential arrangement of any kind or nature whatsoever by or with any Person (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

                  "Lockbox" means either a Borrower Lockbox or a Lender Lockbox, as the context requires.

                  "Lockbox Account" means either a Borrower Lockbox Account or a Lender Lockbox Account as the context requires.

                  "Lockbox Bank" means the applicable bank set forth on Schedule IV hereto, as the context requires.

                  "Loss-to-Liquidation Ratio" means, as of the last Business Day of each Month, a percentage equal to:

                                       DFR
                                        C

where:

                  DFR       =       The Expected Net Value of all Eligible
                                    Receivables which became Defaulted
                                    Receivables in the twelve week period
                                    immediately prior to the date of
                                    calculation.

                  C         =       Collections on all Eligible Receivables in
                                    the twelve week period immediately prior to the date of calculation.

     "Material Adverse Effect" means any event, condition, change or effect that
(a) has a materially adverse effect on the business, Properties, capitalization, assets, liabilities, operations or financial condition of the Parent and the Borrowers taken as a whole, (b) materially impairs the ability of the Borrowers to perform their obligations under this Agreement, or (c) in the Lender's reasonable judgment imposes any obligation on the Lender, compliance with which would materially impair the Lender's ability to receive its contemplated economic benefits hereunder, or (d) materially impairs the validity or enforceability of, or materially impairs the rights, remedies or benefits available to the Lender under this Agreement or any other Document.

     "Maturity  Date" means the earlier of (a) the Scheduled  Maturity Date, and
(b) the occurrence of an Event of Default unless such event is waived by the Lender in writing.

     "Maximum Permissible Rate" has the meaning set forth in Section 1.11(a).

     "Medicaid" means the medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. Secs. 1396 et seq.) and any statutes succeeding thereto.

     "Medicare" means the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. Secs. 1395 et seq.) and any statutes succeeding thereto.

     "Misdirected Payment" means any form of payment in respect of a Receivable made by an Obligor in a manner other than as provided in any Notice sent to such Obligor, or, in the case of a Person which is a Non-Governmental Obligor, other than (i) as provided in any Notice sent to such Obligor, or (ii) if such Non-Governmental Obligor has not previously been sent such a Notice, to a designated Lender Lockbox, in the case of checks and EOBs, or a designated Lender Lockbox Account, in the case of wire transfers.

      "MII" has the meaning set forth in the preamble hereto.

      "MLI" has the meaning set forth in the preamble hereto.

      "MNY" has the meaning set forth in the preamble hereto.

      "Month" means a calendar month.

      "Multiemployer Plan" means a plan, within the meaning of ss. 3(37) of ERISA, as to which a Borrower or any ERISA Affiliate contributed or was required to contribute within the preceding five (5) years.

     "Net Value Factor" means, initially, the percentages set forth on Schedule V hereto, as such percentages may be adjusted upwards or downwards by the Program Manager based on the historical actual final collections received on the Receivables within 180 days of the Last Service Date of such Receivables.

                  "Non-Governmental Obligor" means any Person (other than a Governmental Entity and individual persons) which in the ordinary course of its business or activities either utilizes or agrees to pay for healthcare and disease management services, products, merchandise or equipment received by individuals, including commercial insurance companies, nonprofit insurance companies (such as Blue Cross, Blue Shield entities), employers or unions which self-insure for employee or member health insurance, prepaid health care organizations, preferred provider organizations, health maintenance organizations, commercial hospitals, physicians groups or any other similar Person. "Non-Governmental Obligor" includes insurance companies issuing health, personal injury, workers' compensation or other types of insurance but does not include any individual guarantors.

                  "Non-Utilization Fee" has the meaning set forth in Section 1.05(c).

                  "Notice" means a Notice to Governmental Entities or Notice to Non-Governmental Obligors, as applicable.

                  "Notice to Governmental Entities" means a notice letter on a Borrower's corporate letterhead in substantially the form attached hereto as
Exhibit XI-A or on a similar submission to a Governmental Entity in such form as is required by the applicable Governmental Entity to be effective.

                  "Notice to Non-Governmental Obligors" means a notice letter on a Borrower's corporate letterhead in substantially the form attached hereto as
Exhibit XI-B.

                  "Obligor" means the Non-Governmental Obligor or Governmental Entity, as applicable, who is responsible for the payment of all or any portion of a Receivable.

                  "Other Taxes" has the meaning set forth in Section 1.08.

                  "Outstanding Balance" means, with respect to the Revolving Loan, as of any date of determination, the aggregate outstanding principal balance of the Revolving Loan (plus interest that is due and payable on the Revolving Loan that remains unpaid beyond the first Business Day of such Month); provided, that any Collections utilized to reduce the principal amount of the Revolving Loan shall reduce the "Outstanding Balance" hereunder only following a two Business Day clearance period applied thereto.

                  "Parent" has the meaning set forth in the preamble hereto.

                  "Patient Consent Forms" has the meaning set forth in clause
(bb) of Exhibit IV.

                  "Payroll Accounts" means each of accounts #77651-60463, #37518-93521, #37518-93547, #35718-93534 and 32990-21297 maintained by the
Borrowers at Bank of America, N.A., and any other account of any Borrower maintained for the purpose of making any payroll disbursements.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

                  "Permitted Acquisition" means (a) any Acquisition with respect to which all of the following conditions are satisfied: (i) prior to any such proposed Acquisition, the Borrower making such proposed Acquisition shall have delivered to the Lender Group a notice of such proposed Acquisition containing an executive summary of the principal terms thereof, (ii) each business acquired shall be within the permitted lines of business described in Exhibit III, clause
(y), (iii) any capital stock or similar ownership interests given as consideration in connection therewith shall be capital stock of similar ownership interests the Borrower making such acquisition, (iv) in the case of an acquisition involving the acquisition of control of capital stock or similar ownership interests of any Person, immediately after giving effect to such acquisition such Person (or the surviving Person, if the Acquisition is effected through a merger or consolidation) shall be a Borrower, (v) the board of directors or equivalent governing body of the Person whose capital stock, membership or other ownership interest or business is acquired shall have approved such acquisition, if required by applicable law (but provided in any event that such acquisition shall not be "hostile"), (vi) all of the conditions and requirements of clauses (r) and (w) of Exhibit IV applicable to such acquisition are satisfied, and (vii) the Lender shall have been granted a first priority Lien on and collateral assignment of 100% of the capital stock or other ownership interests of the acquired entity and a first priority Lien on all of the Collateral of the acquired entity, and the acquired entity shall have executed a joinder to this Agreement and the other Documents, pursuant to which such entity shall have assumed all obligations of a Borrower pursuant thereto, such joinder to be in form and substance satisfactory to the Lender Group and to be accompanied by an opinion of independent counsel to the effect that such joinder and the Documents are enforceable against the acquired entity in accordance with their terms; or (b) any other Acquisition to which the members of the Lender Group shall have given their prior written consent (which consent may be in their sole discretion and may be given subject to such additional terms and conditions as the members of the Lender Group shall establish) and with respect to which all of the conditions and requirements set forth in this definition and in clauses (r) and (w) of Exhibit IV, and in or pursuant to any such consent, have been satisfied or previously waived in writing by the members of the Lender Group.

                  "Permitted Investments" means any of the following, provided, that in no event shall any contribution of Receivables constitute or be deemed be a "Permitted Investment":

     (i)   Investments in Cash Equivalents;

     (ii) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment in the ordinary course of business;

     (iii) Investments consisting of loans and advances to employees for reasonable travel, relocation and business expenses in the ordinary course of business, provided that such loans and advances comply with all applicable laws and regulations, including, without limitation, Sarbanes-Oxley Act of 2002 and any successor laws or regulations, as amended from time to time;

     (iv) Investments consisting of extensions of trade credit in the ordinary course of business, and prepaid expenses incurred in the ordinary course of business;

     (v)   without   duplication,   Investments   consisting   of   intercompany
           Indebtedness permitted under clause (e)(iv) of Exhibit IV;

     (vi)  Investments in Subsidiaries existing as of the date hereof;

     (vii) Investments in MHI Insurance Ltd., in an aggregate amount not exceeding $5,000,000 at any time outstanding;

     (viii)Investments in MarketRing.com, Inc.;

     (ix) Investments in Foreign Subsidiaries, in an aggregate amount not exceeding $100,000 at any time;

     (x) Investments consisting of the making of capital contributions or the purchase of capital stock or other ownership interests (a) by any Borrower in any other Borrower, provided, in each case, that the investing Borrower complies with the provisions of clause (w) of
           Exhibit IV, and (b) by any Subsidiary in the Parent;

     (xi)  Permitted Acquisitions;

     (xii) Investments consisting of the exchange, pursuant to the terms of the Indenture, of initial Senior Notes for registered Senior Notes of like principal amount issued by the Parent;

     (xiii)Investments consisting of loans or advances by any Borrower to any Inactive Subsidiary (other than Matria Canada, Inc., and Perinatal Services Nederland B.V.) of which the Lender shall have been granted a first priority Lien on and collateral assignment of 100% of the capital stock or other ownership interests of such Inactive Subsidiary (together with certificates evidencing such ownership interests and undated stock powers duly executed and blank, as required by the Lender) and a first priority Lien on all of the Collateral of such Inactive Subsidiary, subject only to Permitted Liens, and which Inactive Subsidiary shall have executed a joinder to this Agreement and the other Documents, pursuant to which such Inactive Subsidiary shall have assumed all obligations of a Borrower pursuant thereto, such joinder to be in form and substance satisfactory to the Lender Group and to be accompanied by an opinion of independent counsel to the effect that such joinder and the Documents are enforceable against such Inactive Subsidiary in accordance with their terms, and such other documents, certificates and opinions in form and substance satisfactory to the members of the Lender Group as the members of the Lender Group may reasonably request;

      (xiv)Indebtedness consisting of obligations in respect of Hedge Agreements entered into on terms reasonably satisfactory to the Lender in order to manage existing or anticipated interest rate risk and not for speculative purposes; and

      (xv) other Investments in an aggregate amount not exceeding $3,000,000 at any time outstanding.

                  "Permitted Liens" means any of the following, provided, that in no event shall any Lien against the Receivables or the related contracts, Collections or proceeds thereof shall constitute or be deemed be a "Permitted Lien":

                  (i) Liens in existence on the date of this Agreement and set forth on Schedule X;

                  (ii) Liens imposed by law such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, and other similar Liens incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required):

                  (iii) Liens (other than any Lien imposed by ERISA, the creation or incurrence of which would result in an Event of Default under clause (x) on Exhibit V hereof) incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;

                  (iv) Liens for taxes, assessments or other governmental charges or statutory obligations that (x) are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required) and (y) the applicable Borrower has the financial ability to pay, with all penalties and interest, without resulting in a Material Adverse Effect;

                  (v) Liens securing the purchase money Debt permitted under clause (viii) of paragraph (e) set forth on Exhibit IV, provided that any such Lien (a) shall attach to the applicable property concurrently with or within ten days after the acquisition thereof by the Parent or any Subsidiary, (b) shall not exceed the lesser of (y) the fair market value of such property or (z) the cost thereof to the Parent or such Subsidiary and (c) shall not encumber any other property of the Parent or any of its Subsidiaries, and provided, further, that the aggregate amount of such Liens shall not at any time exceed $5,000,000;

                  (vi) any attachment or judgment Lien of less than $250,000 which does not constitute an Event of Default under clause (v) on
         Exhibit V attached hereto or result in the sale or levy of, or require execution on, any of the Collateral, that in either case is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

                  (vii) Liens arising from the filing, for notice purposes only, of financing statements in respect of true leases;

                  (viii) with respect to any real property occupied by the Parent or any of its Subsidiaries, all easements, rights of way, licenses and similar encumbrances on title that do not materially impair the use of such property for its intended purposes; and

                  (ix) Liens created under the Documents in favor of the Lender.

                  "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "Pledge Agreement -- DAI" means that certain Pledge Agreement, dated as of the Closing Date, by DAI in favor of the Lender with respect to the capital stock of Gainor, in substantially the form attached hereto as Exhibit XVI-B, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

                  "Pledge Agreement -- DSC" means that certain Pledge Agreement, dated as of the Closing Date, by DSC in favor of the Lender with respect to the capital stock of MLI, in substantially the form attached hereto as Exhibit XVI-C, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

                  "Pledge Agreement -- Gainor" means that certain Pledge Agreement, dated as of the Closing Date, by Gainor in favor of the Lender with respect to the capital stock of DMS and DSC, in substantially the form attached hereto as Exhibit XVI-D, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

                  "Pledge Agreement -- Matria" means that certain Pledge Agreement, dated as of the Closing Date, by the Parent in favor of the Lender with respect to the capital stock or limited liability company interests, as applicable of DAI, Facet, MNY, MII, QO and MarketRing.com, Inc. in substantially the form attached hereto as Exhibit XVI-A, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

                  "Primary Servicing Responsibilities" has the meaning set forth in Section 3.04(b).

                  "Program Manager" means (i) Healthcare Finance Group Inc. or
(ii) any other Person then identified by the Lender to the Authorized Representative as being authorized to provide administrative services with respect to the Lender and the Lender's finance, funding and collection of healthcare receivables.

                  "Property" means property of all kinds, movable, immovable, corporeal, incorporeal, real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto), whether owned or acquired on or after the date of this Agreement.

                  "QO" has the meaning set forth in the preamble hereto.

                  "QO Acquisition Agreement" means that certain Purchase and Sale Agreement among the Parent, the QO Seller and QO, as in effect on the Closing Date.

                  "QO Seller" means LifeMetrix, Inc., a Delaware corporation.

                  "Receivable Information" means the information listed on
Exhibit X hereto (together with any other information relating to the Receivables provided by the Authorized Representative to the Lender from time to time) as such Exhibit may be modified by the Lender in consultation with the Authorized Representative from time to time.

                  "Receivables" means all accounts, instruments, general intangibles and health-care-insurance receivables, whether now existing or hereafter arising, including, all payments due from any Governmental Entity as reimbursement for health care products or services, and all proceeds of any of the foregoing, in each case, arising out of the rendition of medical, surgical, diagnostic or other professional medical services or disease or case management services, or the sale of medical products by the Borrowers in the ordinary course of their business, including all third-party reimbursable portions or third-party directly payable portions of healthcare accounts receivable or general intangibles owing (or in the case of Unbilled Receivables, to be owing) by an Obligor, including all rights to reimbursement under any agreements with and payments from Obligors, patients or other Persons, together with all books, records and other property evidencing or related to the foregoing, and all proceeds of any of the foregoing; provided that intercompany loans among Borrowers or any of their respective Affiliates are excluded from the definition of Receivables.

                  "Related Person" means any incorporator, stockholder, Affiliate (other than the Program Manager), agent, attorney, officer, director, member, manager, employee or partner of the Lender or its members or its stockholders.

                  "Renewal Term" has the meaning set forth in Section 6.06(a).

                  "Revolving Advance" has the meaning set forth in Section 1.01(a).

                  "Revolving Commitment" has the meaning set forth in Section 1.02.

                  "Revolving Loan" has the meaning set forth in Section 1.01(a).

                  "Scheduled Maturity Date" means October 21, 2004, and as such date may be extended thereafter in accordance with Section 6.06(a).

                  "Senior Note Indenture" means the Indenture, dated as of July 9, 2001, between the Parent, certain of its Subsidiaries, as guarantors, and Wells Fargo Bank Minnesota, N.A., as trustee, providing for the issuance of the Senior Notes, as amended, modified or supplemented from time to time.

                  "Senior Notes" means the 11% Senior Notes due 2008 in the original aggregate principal amount of $125,000,000 including any registered notes issued by the Parent and exchanged for the original notes pursuant to the terms of the Indenture, and as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

                  "Subsidiary" means any corporation or entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrowers.

                  "Target" has the meaning set forth in clause (r) of Exhibit
IV.

                  "Tax Disbursement Accounts" means account number 71882-01262 maintained by the Borrowers at Bank of America, N.A., and any other account of any Borrower maintained for the purpose of making any tax disbursements.

                  "Taxes" has the meaning set forth in Section 1.08.

                  "Transmission" means, upon establishment of computer interface between the Authorized Representative and the Program Manager in accordance with the specifications established by the Program Manager, the transmission of Receivable Information through computer interface to the Program Manager, all in the manner set forth on Exhibit XIII attached hereto.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "Unbilled Receivable" means a Receivable in respect of which the goods have been shipped, or the services rendered, to the patient or customer, rights to payment thereon have accrued, but the invoice has not been rendered to the applicable Obligor.

                  "Wachovia" has the meaning set forth in clause (x) of Exhibit IV.

                  "Wachovia Account" has the meaning set forth in clause (x) of
Exhibit IV.

                  "Wachovia Lockboxes" has the meaning set forth in clause (x) of Exhibit IV.

                  "Week" means each calendar week beginning on Saturday and ending on (and including) the following Friday.

                  "Wholly Owned" shall mean, with respect to any Subsidiary of any Person, that 100% of the outstanding ownership interests of such Subsidiary is owned, directly or indirectly, by such Person.

                  "Written Notice" and "in writing" mean any form of written communication or a communication by means of telex, telecopier device, telegraph or cable by the Lender or an Authorized Officer, as applicable.

                  Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                                 EXHIBIT II

                              CONDITIONS PRECEDENT

                  1A. Conditions Precedent to Effectiveness. The effectiveness of the Agreements and the making of the initial Revolving Advance on the initial Funding Date is subject to the conditions precedent that the Lender shall have received on or before the Closing Date the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Lender:

                  (a) For each Borrower, a certificate issued by the Secretary of State of the state of such entity's (i) organization, dated as of a recent date, as to the legal existence and good standing of such Borrower entity, and
(ii) locale of operation, if different from its state of organization, as to the foreign qualification, authorization and good standing of such entity in such locale (which certificates may be dated not more than 20 days prior to the Closing Date), provided that with respect to such jurisdictions in which any Borrower authorized to do business as a foreign corporation, such certificates shall be delivered within 30 days following the Closing Date.

                  (b) For each Borrower, certified copies of the charter and by-laws, or operating agreement of such entity, certified copies of resolutions of the managers or Board of Directors of such entity approving this Agreement and, certified copies of all documents filed to register any and all assumed/trade names of such entity, and certified copies of all documents evidencing other necessary company or corporate action and governmental approvals, if any, with respect to this the Agreement.

                  (c) For each Borrower, a certificate of the Secretary or Assistant Secretary, or manager, certifying the names and true signatures of the officers or managers of such Borrower authorized to sign this Agreement and the other documents to be delivered by it hereunder.

                  (d) A certificate from the Chief Financial Officer of the Parent certifying that (i) the Agreement and the obligations hereunder constitute "Permitted Indebtedness" as a "Proposed Credit Facility", as such terms are understood under the Indenture, (ii) the Lien in favor of the Lender in the Collateral granted hereunder constitutes a "Permitted Lien" as such term is understood under the Indenture, and (iii) the "Borrowing Base" as of the Closing Date exceeds $35.0 million, as such term and such calculation is understood under Section 4.06 of the Indenture.

                  (e) (i) Audited consolidated balance sheets of the Parent and its Subsidiaries as at December 31, 2001, and for the prior three fiscal years, and the related consolidated statements of operations, common shareholders' equity and comprehensive earnings of the Parent and its Subsidiaries for the fiscal years then ended, certified in a manner acceptable to the Lender by KPMG LLC and demonstrating that there has been no Material Adverse Effect, and (ii) unaudited consolidated balance sheets of the Parent and its Subsidiaries for the fiscal quarters ended March 31, 2002 and June 30, 2002 and the fiscal month ended August 31, 2002, and the related consolidated statements of operations of the Parent and its Subsidiaries for the fiscal quarter then ended June 30, 2002.

                  (f) Completed requests for information (UCC search results) dated within thirty days before the Closing Date, and a schedule thereof listing all effective financing statements filed in the jurisdictions referred to in subsection (f) above that name any Borrower as debtor, together with copies of all other financing statements filed against any Borrower (none of which shall cover any Collateral, except and only to the extent that such financing statements evidence Permitted Liens).

                  (g) Proof of payment of a initial facility fee to the Program Manager of $100,000 on or prior to the Closing Date.

                  (h) Proof of payment of, or proof of an irrevocable direction to pay, all reasonable attorneys' fees and disbursements incurred by the Lender.

                  (i) A certificate from the Program Manager stating that all computer linkups and interfaces necessary or desirable, in the judgment of the Program Manager, to effectuate Transmissions other than Transmissions with respect to DMS, DSC, MLI and QO, are fully operational in accordance with the requirements of Exhibit XIII attached hereto.

                  (j) The Pledge Agreement -- Matria, together with all related stock certificate deliveries and undated stock powers executed in blank, duly executed by the Parent.

                  (k) The Pledge Agreement -- DAI, together with all related stock certificate deliveries and undated stock powers executed in blank, duly executed by DAI.

                  (l) The Pledge Agreement -- DSC, together with all related stock certificate deliveries and undated stock powers executed in blank, duly executed by DSC.

                  (m) The Pledge Agreement -- Gainor, together with all related stock certificate deliveries and undated stock powers executed in blank, duly executed by Gainor.

                  1B. Conditions to Initial Funding Date. The making of the initial Revolving Advance on the initial Funding Date is subject to the conditions precedent that the Lender shall have received on or before such Funding Date the following, each in form and substance satisfactory to the Lender in its sole discretion:

                  (a) Releases of, and acknowledgment copies of proper termination statements (Form UCC-3), if any, necessary to evidence the release of all security interests, ownership and other rights of any Person other than Permitted Liens previously granted by any Borrower in its Receivables and other Collateral.

                  (b) Copies of all Notices required pursuant to Article II of the Agreement, together with a certificate to the members of the Lender Group that such Notices have been or will be delivered to the addressees thereof.

                  (c) The Control Agreements, duly executed by the parties thereto.

                  (d) The Depositary Agreements, duly executed by the Borrowers, the Lender and the Depositary Banks, together with evidence satisfactory to the Lender that the Borrower Lockboxes and the Borrower Lockbox Accounts have been established.

                  (e)      A favorable opinion of Troutman Sanders LLP.

                  (f) Representative samples of the new forms of invoices from each Borrower showing the proper Borrower Lockbox or Lender Lockbox as the remittance address, which will be attached as Exhibit XI-C hereto.

                  (g) Financing statements (showing each Borrower as debtor and the Lender as secured party) to be filed on or immediately prior to the Closing Date under the UCC of all jurisdictions that the Lender may deem necessary or reasonably desirable in order to perfect the security interests contemplated by the Agreement.

                  (h) A supplement to Schedule V hereto, providing initial Net Value Factors for each of the Borrowers not set forth thereon as of the Closing Date.

                  (i) A supplement to Schedule IV hereto, describing an additional Borrower Lockbox and an additional Lender Lockbox with respect to MLI, together with all associated Borrower Lockbox Accounts and Lender Lockbox Accounts.

                  (j) Evidence of the designation of Lender Lockbox Accounts, Lender Lockboxes, Borrower Lockbox Accounts and Borrower Lockboxes, as applicable, with Bank of America, N.A., subject to a Depositary Agreement, for the purpose of receiving payments from Obligors that were previously remitting payments to the merchant card account no. 0010973318 of DSC and DMS maintained at Bank of America, N.A..

                  (k) The Intellectual Property Security Agreement, and all related schedules thereto, duly executed by the Borrowers, together with all Assignments of Security (Patents) and Assignments of Security (Trademarks) required by the Lender pursuant thereto.

                  2. Conditions Precedent to all Funding Dates. Each Revolving Advance on a Funding Date shall be subject to the further conditions precedent that the Borrowers and the Lender shall have agreed upon the terms of such Revolving Advance and also that:

                  (a) the Authorized Representative shall have delivered to the Lender, at least one Business Day prior to such Funding Date, in form and substance satisfactory to the Lender a completed Borrowers' Certificate and a Borrowing Base Certificate reflecting the most recent weekly information provided pursuant to subclause (l)(i) of Exhibit IV on an accrual basis, together with such additional information as may reasonably be requested by the Lender or the Program Manager;

                  (b) on the first Funding Date on or after which the Outstanding Balance of the Revolving Loan, exceeds $20,000,000, proof of payment of an additional facility fee to the Program Manager of $50,000.

                  (c) on the first Funding Date on or after which the Outstanding Balance of the Revolving Loan, exceeds $30,000,000, proof of payment of an additional facility fee to the Program Manager of $50,000;

                  (d) on such Funding Date the following statements shall be true and correct (and acceptance of the proceeds of such Revolving Advance shall be deemed a representation and warranty by each of the Borrowers that such statements are then true and correct):

                           (i) the representations and warranties contained in Exhibits III and VII are correct on and as of the date of such Revolving Advance as though made on and as of such date (except to the extent that any such representation and warranty is expressly stated to have been made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such date);

                           (ii) no event has occurred and is continuing, or would result from such Revolving Advance or any actions connected therewith, that constitutes a Default or an Event of Default; and

                  (e) MNY shall have filed all outstanding biennial statements with the Secretary of State of New York, together with any fines dues for delinquent filing.

                                   EXHIBIT III

                         REPRESENTATIONS AND WARRANTIES

                  Each Borrower, jointly and severally, represents and warrants as follows:

                  (a) It is a corporation or limited liability company, duly incorporated or organized, validly existing and in good standing under the laws of the state of its incorporation set forth in the preamble hereto, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

                  (b) The execution, delivery and performance by it of the Agreement, the Documents and the other documents to be delivered by it thereunder, (i) are within its corporate or company powers, (ii) have been duly authorized by all necessary corporate or company action, (iii) do not contravene
(1) the it's charter or its bylaws, or its operating agreement, (2) any law, rule or regulation applicable to it, (3) the Indenture or any contractual restriction binding on or affecting it or its Property, or (4) any order, writ, judgment, award, injunction or decree binding on or affecting it or its Property, and (iv) do not result in or require the creation of any Lien upon or with respect to any of its Properties, other than the security interest created by this Agreement or the Documents. The Agreement has been duly executed and delivered by it. It has previously furnished to the Lender a true, correct and complete copy of its charter, bylaws or operating agreement, as applicable, including all amendments thereto.

                  (c) The Agreement and the obligations hereunder constitute "Permitted Indebtedness" as a "Proposed Credit Facility", as such terms are understood under the Indenture, the Lien in favor of the Lender in the Collateral granted hereunder constitutes a "Permitted Lien" as such term is understood under the Indenture, and the "Borrowing Base" as of the Closing Date exceeds $35.0 million, as such term and such calculation is understood under
Section 4.06 of the Indenture.

                  (d) No authorization or approval or other action by, and no notice to or filing with, any Governmental Entity is required for the due execution, delivery and performance by it of the Agreement or any other document to be delivered thereunder, except for the Notices contemplated under the Agreement, and filings or notices as may be necessary to perfect the Lien granted to the Lender pursuant to this Agreement and the other Documents.

                  (e) The Agreement constitutes the legal, valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is sought at equity or law).

                  (f) It has all power and authority, and has all permits, licenses, accreditations, certifications, authorizations, approvals, consents and agreements of all Non-Governmental Obligors, Governmental Entities, accreditation agencies and any other Person (including without limitation, accreditation by the appropriate Governmental Entities and industry accreditation agencies and accreditation and certifications as a provider of healthcare services eligible to receive payment and compensation and to participate under Medicare, Medicaid, CHAMPUS/Champva, Blue Cross/Blue Shield and other equivalent programs) necessary or required for it (i) to own the assets (including Receivables) that it now owns, (ii) to carry on its business as now conducted, (iii) to execute, deliver and perform the Agreement and the other Documents to which it is a party, and (iv) to receive payments from the Obligors in the manner contemplated in the Agreement, except, in the case of each of the foregoing clauses (i) and (ii), where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  (g) It has not been notified by any Non-Governmental Obligor, Governmental Entity or instrumentality, accreditation agency or any other Person, during the immediately preceding 24 month period, that such party has rescinded or not renewed, or is reasonably likely to rescind or not renew, any such permit, license, accreditation, certification, authorization, approval, consent or agreement granted by to it or to which it is a party, other than such permits, licenses, accreditations, certifications, authorizations, approvals, consents or agreements that are immaterial to the conduct of such Borrower's.

                  (h) As of the Closing Date, all conditions precedent set forth in paragraph 1A of Exhibit II have been fulfilled or waived in writing by the Lender, as of the initial Funding Date, all conditions precedent set forth in paragraph 1B of Exhibit II, and as of each Funding Date, the conditions precedent set forth in paragraph 2 of Exhibit II shall have been fulfilled or waived in writing by the Lender.

                  (i) As of the Closing Date, the Borrowers, the Inactive Subsidiaries and the Excluded Subsidiaries constitute the only entities in which the Parent holds a direct or indirect equity interest.

                  (j) The consolidated balance sheets of the Parent and its Subsidiaries as of December 31, 2001, and the subsequent quarterly consolidated balance sheets and consolidated statements of operations and cash flows of the Parent and its Subsidiaries for the fiscal periods then ended, copies of which have been furnished to the Lender, fairly present the consolidated financial condition of the Parent and its Subsidiaries as at such dates and the results of the operations of the Parent and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP, and since June 30, 2002, there has been no change resulting in a Material Adverse Effect.

                  (k) Except as disclosed on Schedule III hereto, there is no pending or, to its knowledge, threatened action or proceeding or injunction, writ or restraining order affecting it before any court, Governmental Entity or arbitrator which could reasonably be expected to result in a Material Adverse Effect, or which purports to affect the legality, validity or enforceability of the Agreement, or any other Document executed in connection herewith or therewith, and it is not currently the subject of, or has any present intention of commencing, an insolvency proceeding or petition in bankruptcy.

                  (l) All Receivable Information, information provided in the application for the program effectuated by the Agreement, and each other document, report and Transmission provided to the Lender Group is or shall be accurate in all material respects as of its date and as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                  (m) Its principal place of business and chief executive office and the office where its keeps its records concerning the Receivables are located at the address referred to in clause (b) of Exhibit IV hereto and, as of the Closing Date, except as disclosed on Schedule III hereto, there have been no other such locations for the four immediately prior months. Except as disclosed on Schedule III hereto, it has not changed its principal place of business or chief executive office in the last five years.

                  (n) The exact name of each of the Borrowers is the name referred to in clause (b) of Exhibit IV hereto, except as disclosed on Schedule III hereto, no Borrower has used or now uses any fictitious or trade name during the five years immediately prior to the date of this Agreement and as of the Closing Date, no Borrower has changed its name in the last 24 months.

                  (o) The provisions of the Agreement create, as of the Closing Date, legal and valid Liens in all of its Receivables, Inventory and other Collateral in the Lender's favor and when all proper filings and other actions necessary to perfect such Liens have been completed, will constitute a perfected and continuing Lien on all of its Receivables, Inventory and other Collateral, having priority over all other Liens on such Receivables and other Collateral other than Permitted Liens, enforceable against it, all other Borrowers and all third parties.

                  (p) As and from the initial Funding Date, all required Notices have been prepared and delivered to each applicable Governmental Entity and, to the extent required pursuant to Article II hereof, each Non-Governmental Obligor, and all invoices now bear only the appropriate remittance instructions for payment direction to the Lender Lockboxes, the Lender Lockbox Accounts, the Borrower Lockboxes or the Borrower Lockbox Accounts, as the case may be.

                  (q) Since the Funding Date prior to the making of this representation, there has occurred no event which has or is reasonably likely to have a Material Adverse Effect.

                  (r) It is not in violation under any applicable statute, rule, order, decree or regulation of any court, arbitrator or governmental body or agency having jurisdiction over it which has or could reasonably be expected to have a Material Adverse Effect.

                  (s) It has filed on a timely basis all tax returns (federal, state and local) required to be filed and has paid, or made adequate provision for payment of, all taxes, assessments and other governmental charges due from it, unless contested in good faith by appropriate proceedings, in each case except where the failure to so file or so pay could not reasonably be expected to result in an aggregate liability in excess of $250,000. No tax Lien has been filed and is now effective against it or any of its Properties except any Lien in respect of taxes and other charges not yet due or contested in good faith by appropriate proceedings. To its knowledge, and except as disclosed on Schedule VII hereto, there is no pending investigation by any taxing authority which could reasonably be expected to result in an aggregate liability in excess of $250,000 nor any pending but unassessed tax liability of it. It does not have any obligation under any tax sharing agreement.

                  (t) It is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement; it has not incurred debts or liabilities beyond its ability to pay; it will, after giving effect to the transaction contemplated by this Agreement, have an adequate amount of capital to conduct its business in the foreseeable future; the transactions contemplated hereunder and under the Documents, including the granting of the security interest on the Collateral, are made in good faith and without intent to hinder, delay or defraud any of its present or future creditors.

                  (u) It maintains only the Borrower Lockboxes and only the Borrower Lockbox Accounts, each as described on Schedule IV hereto, for Receivables of which the Obligor is a Governmental Entity; the Lender Lockboxes are the only post office boxes and the Lender Lockbox Accounts are the only lockbox accounts maintained for Receivables, the Obligors of which are Non-Governmental Obligors; and no direction is in effect directing Obligors to remit payments on Receivables other than to the applicable Lender Lockboxes, Lender Lockbox Accounts, Borrower Lockbox, or Borrower Lockbox Account, each as described on Schedule IV.

                  (v) With respect to each Employee Benefit Plan of it, including to its knowledge as to any Multiemployer Plan, such Employee Benefit Plan has complied and been administered in accordance with its terms and in substantial compliance with all applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended; neither it nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA; and it has no material unpaid liability for any Employee Benefit Plan.

                  (w) Each pension plan or profit sharing plan to which it is a party has been fully funded in accordance with its obligations as set forth in such plan.

                  (x) Except as disclosed on Schedule III, there are no pending criminal or material civil investigations by any Governmental Entity involving it, any other Borrower or any of their respective officers or directors and neither it, any other Borrower nor any of their respective officers or directors has been involved in, or the subject of, any criminal or material civil investigation by any Governmental Entity.

                  (y) The primary business of the Borrowers is the provision of healthcare and disease management services, products, merchandise or equipment.
                  (z) Its assets are free and clear of any Liens in favor of the Internal Revenue Service, any Employee Benefit Plan, any Multiemployer Plan or the PBGC other than inchoate tax Liens resulting from an assessment and Permitted Liens.

                  (aa) None of its Eligible Receivables constitutes or has constituted an obligation of any Person which is its Affiliate.

                  (bb) The Obligor of each Eligible Receivable has not been the Obligor of any Defaulted Receivables in the past 12 months (other than, for the purpose of this clause, as a result of good faith disputes and ongoing collection procedures consistent and in accordance with the Credit and Collection Policy).

                  (cc) No transaction contemplated under this Agreement requires compliance with any bulk sales act or similar law.

                  (dd) It has, or has the right to use, valid provider identification numbers and licenses to generate the Receivables.

                  (ee) It is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

                  (ff) With effect from the date of delivery of the Confidentiality Memorandum, only the Patient Consent Forms discussed in the Confidentiality Memorandum are being obtained from each patient and customer receiving services or products.

                  (gg) Only Patient Consent Forms in compliance with all laws, rules and regulations applicable to such Patient Consent Forms are being obtained from each patient and customer receiving services or products.

                  (hh) Borrowers have no Debt, other than debt permitted under clause (e) of Exhibit IV.

                  (ii) DAI and Gainor do not generate any Receivables.

                                   EXHIBIT IV

                                    COVENANTS

     Until the payment in full of all Lender Debt and the termination of the Revolving Commitment hereunder, the Borrowers and the Authorized Representative, jointly and severally, each agree as follows:

                  (a) Compliance with Laws, etc. It will comply with all applicable laws, rules, regulations and orders, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect, and it will preserve and maintain its limited liability company or corporate existence, rights, franchises, qualifications, and privileges, other than those rights, franchises, qualifications and privileges the failure of which to preserve and maintain could not reasonably be expected to result in a Material Adverse Effect.

                  (b) Offices, Records and Books of Account, Names. It will keep its principal places of business and chief executive office and the offices where it keeps its records concerning the Receivables at the address set forth on Schedule III or, upon 30 days' prior Written Notice to the Lender, at any other locations in jurisdictions where all actions reasonably requested by the Lender or otherwise necessary to protect, maintain and perfect the Lender's security interest in the Receivables and other Collateral have been taken and completed. It shall maintain proper books and accounts in which full, true and correct entries in conformity with GAAP are made of all dealings and transactions in relation to its business and activities and shall not make any notation on its books and records, including any computer files, that is inconsistent with the assignment of the Receivables to the Lender as collateral security. It shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables and related contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for collecting all Receivables (including, without limitation, records adequate to permit, to the extent practicable, the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable) and for providing the Receivable Information. It will keep its exact name as set forth on the signature page and will not change its name without providing 30 days' prior Written Notice to the Lender and taking and completing all actions reasonably requested by the Lender or otherwise necessary to protect, maintain and perfect the Lender's security interest in the Receivables and other Collateral.

                  (c) Performance and Compliance with Contracts and Credit and Collection Policy. It will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the material contracts related to the Receivables and its responsibilities under the Agreement, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related contract, and it shall maintain, at its expense, in full operation each of the bank accounts and lockboxes required to be maintained under the Agreement. It shall do nothing, nor suffer or permit any other Person, to impede or interfere with the collection by the Lender, or the Program Manager or any other Person designated by the Lender on its behalf, of the Receivables.

                  (d) Notice of Breach of Representations and Warranties. It shall promptly (and in no event later than 3 Business Days following actual knowledge thereof) inform the Lender and the Program Manager of any breach of covenants or representations and warranties hereunder.

                  (e) Debt. It will not incur or assume any additional Debt following the Closing Date other than:

                           (i)      Lender Debt;

                           (ii) Debt existing on the Closing Date and described in Schedule XI, and unsecured refinancings of such Debt; provided that
         (w) the principal amount of such refinanced Debt does not exceed the principal amount of, plus accrued interest on, the Debt so refinanced (plus the amount of reasonable costs, fees and expenses incurred in connection therewith) on the date of such refinancing, (x) the maturity date for such refinanced Debt shall be no earlier than the maturity date of the Debt being so refinanced, (y) the terms of such refinanced Debt shall not require any scheduled payment of principal or interest prior to the dates contemplated for the payment of such amounts pursuant to the terms of the Debt to be so refinanced, and (z) such refinanced Debt shall be subject to documentation in form and substance reasonably satisfactory to the Lender;

                           (iii) accrued expenses (including salaries, accrued vacation and other compensation), current trade or other accounts payable and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money, provided that the same shall be paid when due except to the extent being contested in good faith and by appropriate proceedings;

                           (iv) loans and advances by any Borrower to any other Borrower, if such loans and advances are permitted by applicable law and would not render either party insolvent;

                           (v) unsecured Debt issued after the date of this Agreement by the Parent or any other Borrower to sellers in connection with Permitted Acquisitions, including Debt consisting of Contingent Purchase Price Obligations, in an aggregate principal amount not exceeding $10,000,000 outstanding at any time;

                           (vi) Debt of the Parent in respect of the Senior Notes, in an aggregate principal amount not exceeding $125,000,000 outstanding at any time, and the guarantees thereof by the Parent's domestic Subsidiaries as required under the Indenture;

                           (vii) Debt consisting  of   obligations  of  the
         Borrowers  in  respect  of  Hedge  Agreements;

                           (viii) purchase money Debt of the Borrowers incurred solely to finance the payment of all or part of the purchase price of any equipment, real property or other fixed assets acquired in the ordinary course of business, including Debt in respect of Capital Lease obligations, and any renewals, refinancings or replacements thereof (subject to the limitations on the principal amount thereof set forth in this clause (viii)), and other debt of the Borrowers that is unsecured, including Debt of others guaranteed by a Borrower, which purchase money indebtedness and other unsecured indebtedness shall not exceed $5,000,000 in aggregate principal amount outstanding at any time;

                           (ix) unsecured Debt of the Borrowers that is incurred to refinance the Debt evidenced by the Senior Notes, so long as (w) the maturity date for such Debt shall be no earlier than the maturity date of the Senior Notes; (x) the principal amount of such Debt shall be no greater than the aggregate principal amount of the Senior Notes plus all reasonable costs, fees and expenses related to such refinancing;
         (y) the terms of such Debt shall not require any scheduled payment of principal prior to the Scheduled Maturity Date; and (z) such Debt shall be subject to documentation in form and substance reasonably satisfactory to the Lender;

                           (x) Debt incurred in connection with the financing of insurance premiums, so long as such Debt has a maturity of one year or less;

                           (xi) Debt of the Borrowers consisting of intercompany payables owing to Foreign Subsidiaries, to the extent arising out of the collection by the Borrowers of Receivables owing to such Foreign Subsidiaries; and

                           (xii) Debt that has been subordinated to the Lender Debt on terms and conditions satisfactory to the Lender.

     For the purposes of determining compliance with this clause (e), in the event that an item of Debt meets the criteria of more than one of the types of Debt described in subclauses (i) through (xi) above, the Borrowers, in their reasonable discretion and consistent with the primary nature of such item of Debt, shall classify such item of Debt and only be required to include the amount and type of Debt in one of such subclause.

                  (f) Liens. It will not create or suffer to exist any Liens upon or with respect to, its Properties, or upon or with respect to any account to which any Collections are sent, except Permitted Liens.

                  (g) Sales, etc. It will not sell, assign (by operation of law or otherwise) or otherwise dispose of its Properties, or assign any right to receive income in respect thereof, other than:

                  (i) sales of inventory in the ordinary course of business;

                 (ii) the sale or exchange of used or obsolete equipment to the extent (y) the proceeds of such sale are applied towards, or such equipment is exchanged for, replacement equipment or(z) such equipment is no longer necessary for the operations of the Borrowers in the ordinary course of business;

     (iii) the sale, lease or other disposition of assets by any Borrower to any other Borrower so long as (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (y) such sale, lease or disposition is permitted by applicable law and would not render either Borrower insolvent, and (z) the Lender shall retain a first priority Lien on all of the Collateral subject to such sale, lease or disposition;

     (iv) the transfer, sale, lease or other disposition of any assets by any Borrower to (x) MarketRing.com, Inc., or (y) any Inactive Subsidiary (other than Matria Canada, Inc., and Perinatal Services Nederland B.V.), but in each case
(1) only so long as no Default or Event of Default shall be continuing or would result therefrom, and (2) the Lender shall have been granted a first priority Lien on and collateral assignment of 100% of the capital stock or other ownership interests of the transferee (together with certificates evidencing such ownership interests and undated stock powers duly executed and blank, as required by the Lender) and a first priority Lien on all of the Collateral of such transferee, subject only to Permitted Liens, and the transferee shall have executed a joinder to the Agreement and the other Documents, pursuant to which such transferee shall have assumed all obligations of a Borrower pursuant thereto, such joinder to be in form and substance satisfactory to the Lender Group and to be accompanied by an opinion of independent counsel to the effect that such joinder and the Documents are enforceable against such transferee in accordance with their terms and such other documents, certificates and opinions in form and substance satisfactory to the members of the Lender Group as the members of the Lender Group may reasonably request, provided, that nothing in this clause shall restrict the ability of the Borrowers to make Permitted Investments in MarketRing.com, Inc., as contemplated by clause (viii) of the definition of "Permitted Investments";

     (v) sales or other dispositions of assets other than Receivables to the extent the aggregate amount of consideration received by the Borrowers in connection therewith does not exceed $500,000 for all such sales and dispositions during any fiscal year.

     (h) Extension or Amendment of Receivables. It shall not amend, waive or otherwise permit or agree to any deviation from the terms or conditions of any Receivable, except in accordance with the Credit and Collection Policy.

     (i) Change in Business or Credit and Collection Policy. It will not make any material change in the Credit and Collection Policy without the reasonable prior written consent of the Lender.

                  (j) Audits. It shall permit the Lender, or its agents or representatives (including the Program Manager), at any time during regular business hours as requested by the Lender upon reasonable notice or, during the continuance of an Event of Default without notice, and subject to compliance with applicable law in the case of review of patient/customer information, (i) on a confidential basis, to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in its possession or under its control relating to Receivables and the other Collateral including, without limitation, the related contracts, and (ii) to visit its offices and properties for the purpose of examining and auditing such materials described in clause (i) above, and to discuss matters relating to Receivables and other Collateral and its performance hereunder or under the contracts with any of its officers or employees having knowledge of such matters. Notwithstanding the foregoing, so long as no Event of Default exists, the Lender shall be entitled to visit the offices of the Borrowers for the purpose of examining and auditing the Borrowers' books and records not more than twice in any calendar year.

                  (k) Change in Payment Instructions. It will not terminate, or suffer or permit the termination of, any the Borrower Lockboxes, the Borrower Lockbox Accounts, the Lender Lockboxes, or the Lender Lockbox Accounts, or make any change or replacement in the instructions contained in any Notice or otherwise, or regarding payments with respect to Receivables to be made to the Lockboxes, the Borrower Lockbox Accounts, the Lender Lockbox Accounts, or the Standing Revocable Instruction referred to in the Depositary Agreements or otherwise, or regarding payments to be made to the Lender or the Program Manager, except upon the prior and express written direction of the Program Manager or the Lender.

                  (l) Reporting Requirements. The Borrowers will provide to the Lender (in multiple copies, if requested by the Lender) the following:

                       (i) on or prior to the third Business Day of each Week, a weekly report containing the Receivable Information (delivered through Transmission) with respect to all existing and unpaid Receivables of Facet and
those existing and unpaid   Receivables  of  DSC  which  are  administered  in
the Misys system, Collections thereon and new Receivables generated by the Borrowers during the immediately prior week, all certified by the Chief Financial Officer of the Parent;

                     (ii) on or prior to the seventh Business Day of each month, a monthly report containing the Receivable Information (delivered through Transmission) with respect to all existing and unpaid Receivables, Collections thereon and new Receivables generated by the Borrowers during the immediately prior month, together with a revised and updated Borrowing Base Certificate based on reconciliations and adjustments reflected in such monthly report, all certified by the Chief Financial Officer of the Parent;

     (iii) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Parent, (x) consolidated and consolidating balance sheets of the Parent and its Subsidiaries as of the end of such quarter and consolidated and consolidating statements of operations and cash flows of the Parent and its Subsidiaries for the period commencing at the beginning of the current fiscal year and ending with the end of such quarter or (y) a copy of the Parent's quarterly reports on Form 10-Q for such quarters as filed with the Securities and Exchange Commission, in either case, certified by the Chief Financial Officer of the Parent and accompanied by a certificate of an authorized officer of each Borrower stating that, as of such date, (1) no Default or Event of Default has occurred and is continuing, (2) all representations and warranties set forth in the Agreement are true and correct in all material respects (except any representation or warranty that expressly indicates that it is being made as of a specific date, in which case such representation or warranty shall be true and correct on and as of such date) and
(3) detailing the Borrowers' compliance for such fiscal period with all financial covenants contained in the Agreement, and to the extent any Default or Event of Default exists, a description of the steps being taken to address such Default or Event of Default;

     (iv) promptly following the distribution or filing thereof, (A) one copy of each financial statement, report, notice or proxy statement sent by the Parent to its stockholders generally, (B) and one copy of each regular, periodic or special report, registration statement, or prospectus filed by the Parent with any securities exchange or the Securities and Exchange Commission or any successor agency or court, and (C) all press releases and other statements made available by the Parent to the public concerning developments in the business of the Borrowers;

     (v) as soon as available and in any event within 105 days after the end of each fiscal year of the Parent, (x) a copy of the audited consolidated financial statements (together with explanatory notes thereon) and the auditor's report letter for such year for the Parent and its Subsidiaries, containing financial statements for such year audited by KPMG LLP or other independent public accountants of recognized standing acceptable to the Lender or (y) a copy of the Parent's annual report on Form 10-K as filed with the Securities and Exchange Commission, in either case, accompanied by a certificate of an authorized officer of each Borrower stating that, as of such date, (1) no Default or Event of Default has occurred and is continuing, (2) all representations and warranties set forth in the Agreement are true and correct in all material respects (except any representation or warranty that expressly indicates that it is being made as of a specific date, in which case such representation or warranty shall be true and correct on and as of such date) and (3) detailing the Borrowers' compliance for such fiscal period with all the financial covenants contained in the Agreement, and to the extent any Default or Event of Default exists, a description of the steps being taken to address such Default or Event of Default;

     (vi) promptly and in any event within two Business Days after the occurrence of each material Default or any Event of Default, a statement of an Authorized Officer of the Parent setting forth details of such Event of Default or event, and the action that the Borrowers have taken and proposes to take with respect thereto;

     (vii) promptly after the sending or filing thereof, if any, copies of all reports and registration statements that the Parent files with the Securities and Exchange Commission or any national securities exchange and official statements that the Parent or any Subsidiary files with respect to the issuance of tax-exempt indebtedness and after an Event of Default, copies of all reports (if any) that the Parent or any Subsidiary sends to any of its security holders;

     (viii) promptly after the filing or receiving thereof, copies of all reports and notices that the Parent or any of its Affiliates files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or that the Parent or any of its Affiliates receives from any of the foregoing or from any Multiemployer Plan to which the Parent or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Parent or any such Affiliate in excess of $25,000;

     (ix) at least 10 Business Days prior to any change in any Borrower's name or any implementation of a new trade/assumed name, a Written Notice setting forth the new name or trade name and the proposed effective date thereof and copies of all documents required to be filed in connection therewith;

     (x) immediately (and in no event later than one Business Day following actual knowledge or receipt thereof), Written Notice in reasonable detail, of
(x) any Lien asserted or claim made against a Receivable or any Lien asserted or claim made against any other Collateral other than a Permitted Lien which could reasonably be expected to affect any rights of the Lender, or (y) the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the value of the Receivables or on the interest of the Lender therein;

     (xi)  within  30 days  after  the  commencement  of  each  fiscal  year,  a consolidated and consolidating operating plan (together with a complete statement of the assumptions on which such plan is based) of the Parent and its Subsidiaries approved by its Board of Directors, which shall include monthly budgets for the prospective year in reasonable detail acceptable to the Lender and will integrate operating profit and cash flow projections and personnel, capital expenditures, and facilities plans;

     (xii) promptly and in no event later than 10 days following actual knowledge or receipt thereof, the results of any cost report or similar audits regarding the valuation of receivables payments being conducted by any Governmental Entity or its agents or designees;

     (xiii) no later than two Business Days after learning about or being served with notice thereof, Written Notice of all actions, suits, and proceedings before any Governmental Entity or arbitrator affecting any Borrowers which, if determined adversely, could reasonably be expected to have a Material Adverse Effect;

     (xiv) promptly after the furnishing thereof, copies of any statement or report furnished by the Parent to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the Lender pursuant to this Agreement;

     (xv) promptly, and in any event within five Business Days after becoming aware of the occurrence thereof, Written Notice of any matter that could reasonably be expected to result in a Material Adverse Effect;

     (xvi) promptly upon, and in any event within five days of, the Lender's request, a report satisfactory in form to the Lender, listing all material insurance coverage maintained as of the date of such report by the Parent and its Subsidiaries and all material insurance planned to be maintained by the Borrowers and its Subsidiaries in the subsequent fiscal year;

     (xvii) such other information respecting the Receivables, the Collateral or the condition or operations, financial or otherwise, of the Borrowers as the Lender may from time to time reasonably request; and

     (xviii)  (x)  contemporaneously  with the  delivery of any  Borrowing  Base
Certificate to be delivered under the Agreement, a report of amounts of Receivables generated as to which payments pursuant to offsets claimed by Governmental Entities are past due and the amounts of such offsets and (y) promptly, and in any event within three Business Days of receiving notice thereof, estimates of all amounts of Receivables generated which are subject to offset by Governmental Entities in an aggregate amount exceeding $500,000 at any time and the amounts of such offsets.

                  (m) Notice of Proceedings; Overpayments. The Designated Representative shall promptly notify the Lender and the Program Manager (and modify the next Borrowing Base Certificate to be delivered hereunder) in the event of any officer of any Borrower becoming aware of any material action, suit, proceeding, dispute, set-off, deduction, defense or counterclaim that is asserted by an Obligor with respect to the Receivables. The Borrowers shall make all payments to the Obligors necessary in the ordinary course of business to prevent the Obligors from offsetting any earlier overpayment to the Borrowers against any amounts the Obligors owe on any Receivables.

                  (n) Officer's Certificate. On the dates the financial statements referred to in clause (m) above are to be delivered after the Closing Date, the Chief Financial Officer of the Parent shall deliver a certificate to the Lender, stating that, as of such date, (i) all representations and warranties are true and correct, in all material respects, and (ii) no Event of Default exists and is continuing.

                  (o) Further Instruments, Continuation Statements. Each Borrower shall, at its expense, promptly execute and deliver all further instruments and documents, and take all further action that the Program Manager or the Lender may reasonably request, from time to time, in order to perfect, protect or more fully evidence the assignment as security of the Receivables and the other Collateral, or to enable the Lender or the Program Manager to exercise or enforce the rights of the Lender hereunder or under the Receivables and the other Collateral. Without limiting the generality of the foregoing, the Borrowers will upon the request of the Program Manager execute and file such UCC financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be, in the opinion of the Program Manager, necessary or appropriate. The Borrowers hereby authorize the Program Manager to file one or more financing or continuation statements and amendments thereto and assignments thereof, relative to all or any of the Receivables and the other Collateral now existing or hereafter arising without the signature of the Borrowers where permitted by law. If any Borrowers fails to perform any of its agreements or obligations under the Agreement, the Program Manager may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Program Manager incurred in connection therewith shall be payable by the Borrowers.

                  (p) Taxes. The Borrowers shall pay any and all taxes (excluding the Lender's income, gross receipts, franchise, doing business or similar taxes) relating to the transactions contemplated under the Agreement.

                  (q) Deviation from Terms of Receivable, etc. Except in accordance with the Credit and Collection Policy, the Borrowers shall not, without the prior written consent of the Lender:

                           (i) compromise, adjust, extend, satisfy, subordinate, rescind, set off, waive, amend, or otherwise modify, or permit or agree to any deviation from, the terms and conditions of any Receivable (other than a Denied Receivable) or materially or adversely amend, modify or waive any term or condition of any contract related thereto;

                           (ii) (x) amend, modify, supplement or delete in any way or to any extent any provision for uncollectible accounts and free care applicable to any Receivable or (y) amend, modify or supplement in any way or to any extent any financial category or change in any way or to any extent the manner in which any financial category is treated or reflected in the Borrowers' records;

                           (iii) alter or modify (x) its claims processing system, or (y) its third party billing system, as applicable; or

                           (iv) change, modify or rescind any direction contained in any invoice or previously delivered Notice, except for changes, modifications or rescissions required by state or federal law, rules or regulations of which the Lender has received written notice.

     (r) Permitted Acquisitions. (i) No Borrower shall consummate, or shall enter into any transaction or agreement which shall result or be intended to result in, an Acquisition or sell assign, convey, transfer, lease or otherwise dispose of all or substantially all of its assets whether now owned or hereafter acquired, provided that, subject to the provisions of this clause (r) and the requirements contained in the definition of Permitted Acquisition, and subject to the other terms and conditions of this Agreement, any Borrower may from time to time on or after the Closing Date effect Permitted Acquisitions by a Borrower, provided that, with respect to each Permitted Acquisition:

        (x) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of such Permitted Acquisition or would exist immediately after giving effect thereto and immediately prior to and immediately after giving effect thereto, all of the representations and warranties contained herein will be true and correct; and

     (y) to the extent paid or payable in cash, the purchase price with respect thereto (A) shall be less than $10,000,000, and (B) together with the aggregate of the of the purchase prices (to the extent paid or payable in cash) for all other Permitted Acquisitions consummated during the same fiscal year, shall not exceed $20,000,000; and

     (z) regardless of the form of consideration, the aggregate purchase price with respect thereto (A) shall be less than $15,000,000, and (B) together with the aggregate of the purchase prices (regardless of the form of consideration) for all other Permitted Acquisitions consummated during the same fiscal year, shall not exceed $30,000,000.

                           (ii) Within 45 days after the end of each fiscal quarter, the Authorized Representative will deliver to the Lender, with respect to each Permitted Acquisition during such fiscal quarter the purchase price in respect of which is less than $2,000,000, the items described in clauses (iii)(w) and (iii)(x) below.

                           (iii) Not less than 10 Business Days prior to the consummation of any proposed Acquisition with respect to which the purchase price equals or exceeds $2,000,000, the Authorized Representative shall have delivered to the Lender (at a minimum, and without limitation of any other materials or information that may be reasonably requested by any member of the Lender Group), the following:

                                    (w) reasonably detailed description of the
                           material terms of such Acquisition (including, without limitation, the purchase price and method and structure of payment) and of each Person or business that is the subject of such Acquisition (each, a "Target"), including any materials presented to Borrower's board of directors or members, as applicable or any committee thereof;

                                    (x) historical financial statements of the
                           Target (or, if there are two or more Targets that are the subject of such Acquisition and that are part of the same consolidated group, consolidated historical financial statements for all such Targets) for the two most recent fiscal years available and, if available, for any interim periods since the most recent fiscal year-end;

                                    (y) consolidated projected income statements
                           of Parent and its Subsidiaries (giving effect to such Acquisition and the consolidation with the applicable Borrower of each relevant Target) for the five-year period following the consummation of such Acquisition, in reasonable detail, together with any appropriate statement of assumptions and pro forma adjustments; and

                                    (z) a certificate, in form and substance
                           reasonably satisfactory to the Lender, executed by an the Chief Financial Officer of the Parent setting forth the Acquisition Amount and further to the effect that, to the best of such individual's knowledge, (x) the consummation of such Acquisition will not result in a violation of any provision of this Section, and after giving effect to such Acquisition and any Borrowings made in connection therewith, the Borrowers will be in compliance with their obligations, duties and covenants under the Agreement, such compliance determined, as applicable, with regard to calculations made on a pro forma basis in accordance with GAAP as if each Target had been consolidated with the applicable Borrower for those periods applicable to such covenants (such calculations to be attached to the certificate), (y) the Parent and each of the Borrowers believes in good faith that it will continue to comply with such obligations, duties and covenants for a period of one year following the date of the consummation of such Acquisition, and (z) after giving effect to such Acquisition and any Revolving Advances and other Debt incurred in connection therewith, the Parent and each of the Borrowers believes in good faith that it will have sufficient availability under the Revolving Commitment to meet its ongoing working capital requirements.

                           (iv) As soon as reasonably practicable after the consummation of any Permitted Acquisition, the Authorized Representative will deliver to the Lender a copy of the fully executed acquisition agreement (including schedules and exhibits thereto) and other material documents and closing papers delivered in connection therewith.

                           (v) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Authorized Representative, the Parent and each of the Borrowers that (except as shall have been previously approved in writing by the Lender) all conditions thereto set forth in this Section and in the description furnished under clause (i) of subsection (c) above (if applicable) have been satisfied, that the same is permitted in accordance with the terms of this Agreement, and that the matters certified to by the Chief Financial Officer of the Parent in the certificate referred to in clause (iv) of subsection (c) above (if applicable) are, to the best of such individual's knowledge, true and correct in all material respects as of the date such certificate is given, which representation and warranty shall be deemed to be a representation and warranty as of the date thereof for all purposes hereunder.

     (s) No "Instruments". The Borrowers shall not take any action which would allow, result in or cause any Eligible Receivable to be evidenced by an "instrument" within the meaning of the UCC of the applicable jurisdiction.

     (t) Inactive Subsidiaries and MarketRing.com. The Parent shall cause all Inactive Subsidiaries to conduct no business other than those actions directly and exclusively for the purpose of liquidating and dissolving the Inactive Subsidiaries, provided, that the foregoing shall not restrict the ability of any Inactive Subsidiary to (a) pay any dividends or other distributions to any Borrower in respect of its equity interests, (b) make loans or advances to or pay any Debt or other obligation owed to any Borrower, MarketRing.com, Inc. or any other Inactive Subsidiary, or (c) transfer any of its assets to any Borrower, MarketRing.com, Inc. or any other Inactive Subsidiary.

     (u) Deviation from Patient Consent Form. To the extent related to disclosure or patient confidentiality, (i) each Borrower shall promptly notify the Lender of any material substitution, modification or change of any Patient Consent Form applicable to it required by state or federal laws, rules and regulations, and (ii) no Borrower shall, without the prior written consent of the Lender, otherwise substitute, alter, modify or change in any material way the Patient Consent Form applicable to it.

     (v) Invoices. Each Borrower shall take all reasonable steps to ensure that all invoices rendered or dispatched on or after the Closing Date contain only the remittance instructions required under Article II of this Agreement.

     (w) Creation or Acquisition of Subsidiaries. No Borrower shall create or acquire any Subsidiaries, provided that, subject to the provisions of clause (z) below, a Borrower may from time to time create or acquire new domestic Wholly Owned Subsidiaries in connection with Permitted Acquisitions or otherwise as permitted under clause (z), further provided that:

          (i) Concurrently with (and in any event within ten Business Days thereafter) the creation or direct or indirect acquisition by such Borrower of any new Subsidiary, (x) the Borrowers will cause such Subsidiary to execute and deliver to the Lender a joinder to this Agreement, pursuant to which such new Subsidiary shall become a party hereto and shall be jointly and severally liable for the payment in full of the Lender Debt under this Agreement and the other Documents and shall grant to the Lender a first priority Lien upon and security interest in the Collateral of such Subsidiary, subject only to Permitted Liens, and (y) the applicable Borrower will execute and deliver to the Lender a Pledge Agreement or an amendment or supplement to the applicable Pledge Agreement pursuant to which all of the ownership interests of such new Subsidiary shall be pledged to the Lender, together with the certificates evidencing such ownership interests and undated stock powers duly executed in blank; and

          (ii) As promptly as reasonably possible, the Borrowers will deliver any such other documents, certificates and opinions (including opinions of local counsel in the jurisdiction of organization of each such new Subsidiary), in form and substance reasonably satisfactory to the members of the Lender Group, as the members of the Lender Group may reasonably request in connection therewith and will take such other action as the members of the Lender Group may reasonably request to create in favor of the Lender a perfected security interest in the Collateral being pledged pursuant to the documents described above. Nothing contained in this clause (w), however, shall be deemed to permit the creation or acquisition by the Parent or any other Borrower, directly or indirectly, of any Subsidiary not expressly permitted under clause (z) below.

     (x) Wachovia Account. The Parent and Facet shall, as soon as practicable and in any event within 90 days of the Closing Date, (i) terminate its commercial checking/lockbox account (the "Wachovia Account") at Wachovia Bank, National Association d/b/a First Union National Bank or Wachovia Bank, N.A. ("Wachovia") and close any lockboxes related thereto (the "Wachovia Lockboxes"),
(ii) designate existing Lender Lockbox Accounts and/or Lender Lockboxes with Bank of America, N.A., which are subject to an existing Depositary Agreement for the purpose of receiving payments from Non-Governmental Obligors that were previously remitting payments to the account referenced in clause (i) above, and
(iii) deliver a Notice to Non-Governmental Obligors that were remitting payments to the accounts and lockboxes referenced in clause (i) above to remit all future payments to the Lender Lockbox Accounts and/or Lender Lockboxes referenced in clause (ii).

     (y) Wachovia Sweep. Until the Wachovia Account and the Wachovia Lockboxes have been closed pursuant to clause (x) of this Exhibit IV, the Parent and Facet shall, on the earlier to occur of (x) 11:00 A.M. (New York City time) on the first Business Day following any day on which the aggregate amount on deposit in the Wachovia Account is equal to or greater than $100,000, and (y) 11:00 A.M. (New York City time) on each Friday of each Week on which the aggregate amount on deposit in the Wachovia Account is equal to or greater than $50,000, direct Wachovia to remit by wire transfer all amounts in the Wachovia Account to the Lender Lockbox Account #77654-60353 at Bank of America, N.A..

     (z) Investments. No Borrower will, or permit or cause any of its Subsidiaries to, directly or indirectly, purchase, own, invest in or otherwise acquire any ownership interest, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person, or purchase or otherwise acquire (whether in one or a series of related transactions) any portion of the assets, business or properties of another Person (including pursuant to an Acquisition), or create or acquire any Subsidiary, or become a partner or joint venturer in any partnership or joint venture (collectively, "Investments"), or make a commitment or otherwise agree to do any of the foregoing, other than Permitted Acquisitions and Permitted Investments.

                  (aa) Real Property. In the event any Borrower acquires a fee interest in real property having a fair market value in excess of $2,500,000, such Borrower shall deliver to the Lender a fully executed mortgage or deed of trust over such real property in form and substance reasonably satisfactory to Lender, together with such title insurance policies, surveys, appraisals, evidence of insurance, legal opinions, environmental assessments and other documents and certificates as shall be reasonably required by the Lender.

                  (bb) Confidentiality Memorandum. Within 90 days of the Closing Date, the Borrowers shall cause the general counsel of the Parent to deliver a memorandum (the "Confidentiality Memorandum") regarding compliance with patient confidentiality laws, attaching forms of patient consent forms to be used by the Borrowers (the "Patient Consent Forms") which consents will comply with all law, rules and regulations applicable thereto, and otherwise in form and substance satisfactory to Lender in its sole discretion.

                  (cc) Credit and Collection Policies. Within 60 days of the Closing Date, the Borrowers shall deliver to the members of the Lender Group their revised receivables credit and collection policies and practices, other than for the Women's Health operations of the Parent, which policies and practices shall have been delivered on or prior to the Closing Date (such Women's Health receivables credit and collection policies and practices, together with the other receivables credit and collection policies to be delivered pursuant to this clause (cc), and as amended from time to time with the reasonable consent of the Lender, the "Credit and Collection Policy").

                  (dd) Acquisition Companies. DAI and Gainor will not generate any Receivables.
                  (ee) Payroll and Tax Disbursement Accounts. The Borrowers will not (i) maintain any funds in any of the Payroll Accounts or Tax Disbursement Accounts beyond those required for payroll and tax disbursements, as applicable, within 24 hours of the deposit or transfer of such funds into the applicable Payroll Account or Tax Disbursement Account, (ii) maintain any funds in any of the Payroll Accounts or Tax Disbursement Accounts for over 24 hours at a time or
(iii) maintain any funds in the Payroll Accounts and the Tax Disbursement Accounts taken as a whole in an aggregate amount in excess of $5,000,000 at any time.

                  (ff) Controlled Disbursement Account. The Parent and MLI shall, as soon as practicable and in any event within 90 days of the Closing Date, (i) terminate the controlled disbursement account no. 37519-06984 (the "Controlled Disbursement Account") at Bank of America, N.A., and close any lockboxes related thereto (the "Controlled Disbursement Lockboxes"), (ii) designate existing Lender Lockbox Accounts, Lender Lockboxes Borrower Lockbox Accounts and Borrower Lockboxes, as applicable, with Bank of America, N.A., which are subject to an existing Depositary Agreement for the purpose of receiving payments from Obligors that were previously remitting payments to the account referenced in clause (i) above, (iii) deliver Notices to Government Entities that were remitting payments to the accounts and lockboxes referenced in clause (i) above to remit all future payments to the Borrower Lockbox Accounts and/or Borrower Lockboxes referenced in clause (ii), and (iv) deliver invoices to Non-Governmental Obligors that were remitting payments to the accounts and lockboxes referenced in clause (i) above to remit all future payments to the Lender Lockbox Accounts and/or Lender Lockboxes referenced in clause (ii).

                  (gg) Controlled Disbursement Account Sweep. Until the Controlled Disbursement Account and the Controlled Disbursement Lockboxes, if any, have been closed pursuant to clause (ff) of this Exhibit IV, the Parent and MLI shall, on the earlier to occur of (x) 11:00 A.M. (New York City time) on the first Business Day following any day on which the aggregate amount on deposit in the Controlled Disbursement Account is equal to or greater than $100,000, and
(y) 11:00 A.M. (New York City time) on each Friday of each Week on which the aggregate amount on deposit in the Controlled Disbursement Account Account is equal to or greater than $50,000, direct Bank of America, N.A. to remit by wire transfer all amounts in the Controlled Disbursement Account to the Lender Lockbox Account #77654-60353 at Bank of America, N.A..

                                    EXHIBIT V

                                EVENTS OF DEFAULT

                  Each of the following shall be an "Event of Default":

                  (a) The Borrowers shall default in the due and punctual payment of the principal of the Revolving Loan, when and as the same shall become due and payable (except that the Borrowers shall have up five days to cure such a default with respect to a Borrowing Base Deficiency) whether pursuant to Article III of this Agreement, at maturity, by acceleration or otherwise.

                  (b) The Borrowers shall default in the due and punctual payment of any installment of interest on the Revolving Loan or any other Lender Debt, including without limitation, any fee or expense owing to the Lender pursuant to any of the Documents, when and as such amount of interest, fee or expense shall become due and payable and such default shall continue unremedied for three Business Days.

                  (c) Any material provision of this Agreement or any other Document shall at any time fail for any reason to be in full force and effect.

                  (d) The Borrowers shall default in the performance or observance of any covenant, agreement or provision (other than as described in clause (a) or (b) above) contained in this Agreement or any other Document or in any instrument or document evidencing or creating any obligation, guaranty or Lien in favor of the Lender in connection with or pursuant to this Agreement or any Lender Debt, and, except in the case of the agreements and covenants contained in any Document as to each of which no notice or a shorter grace period shall apply (including clauses (e) through (i), (k) through (n), (r) through (t) of Exhibit IV), such default continues for a period of ten days after the earlier of (i) there has been given Written Notice of such default to the Authorized Representative by the Lender or (ii) discovery thereof by any Borrower; or if this Agreement or any other Document or any such other instrument or document shall terminate, be terminated or become void or unenforceable for any reason whatsoever without the written consent of the Agent.

                  (e) Any Borrower shall (i) send a Revocation Order (as defined in the Depositary Agreements) or make any change or replacement in the Standing Revocable Instruction (as defined in the Depositary Agreements) or (ii) fail to provide notice to any Lockbox Bank that the Lender shall have full control of any Lender Lockbox or Lender Lockbox Account promptly upon the written request of the Lender and in any event within two Business Days' of such written request.

                  (f) Any representation or warranty made or deemed made by a Borrower (other than with respect to the eligibility of Receivables as Eligible Receivables hereunder) under or in connection with the Agreement or any information or report delivered by the Authorized Representative pursuant to the Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered.

                  (g) This Agreement shall for any reason (other than pursuant to the terms hereof and other than solely and directly and principally due to action or inaction on the part of the Lender) fail or cease to create or fail or cease to be a valid and perfected security interest in the Receivables, the Collections with respect thereto and the other Collateral, free and clear of all Liens other than Permitted Liens.

                  (h) Any Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against a Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its Property) shall occur; or any Borrowers or any of its Subsidiaries shall take any action to authorize any of the actions set forth above in this paragraph
(h).

                  (i) As of any date of determination, a Borrower is found to have been overpaid by Governmental Entities by $2,000,000 or more during any period covered by an audit conducted by CMS, or any state and such overpayment is not repaid within 30 days of its due date or reserved for in a manner reasonably acceptable to the Program Manager.

                  (j) The Parent shall fail to perform or observe any term, covenant or agreement included in the Primary Servicing Responsibilities (other than an Event of Default resulting from the events described in paragraph (h) of this Exhibit) and such failure shall remain unremedied for 30 days, or the Borrowers fails to transfer any servicing rights and obligations with respect to the Receivables to any successor designated pursuant to Section 3.04(b) of the Agreement.

                  (k) The Borrowers or any of their Subsidiaries shall fail to pay any principal of or premium or interest on the Indenture or any of its Debt which is outstanding in a principal amount of at least $250,000 when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or any default is continuing under the Indenture of such other agreements, and such failure or default shall continue after the applicable grace period, if any, specified in the Indenture or other agreement or instrument relating to such Debt.

                  (l) There shall have occurred a Material Adverse Effect.

                  (m) The Parent or any other Borrower shall have consummated, or shall have entered into any transaction or agreement which shall result or be intended to result in (i) any Change of Control; or (ii) the sale of a controlling interest, directly or indirectly, in the Parent or any Subsidiary.

                  (n) The Loss-to-Liquidation Ratio at end of any Month exceeds 12.0%.

                  (o) The arithmetic average of the Delinquency Ratios for any three consecutive Months exceeds 15%.

                  (p) The ratio of Debt to EBITDA as at the end of any fiscal quarter of the Parent and its Subsidiaries (x) for the periods prior to and including the fiscal quarter ending September 30, 2003, is greater than 4.5:1.0, and (y) for all fiscal periods thereafter, is greater than 3.5:1.0; provided, that the calculations under this paragraph (q) shall be measured cumulatively (with EBITDA being annualized) beginning with the fiscal quarter ending December 31, 2002 through the fiscal quarter ending September 30, 2003.

                  (q) The Fixed Charge Coverage Ratio as at the end of any fiscal quarter of the Parent and its Subsidiaries (x) for the fiscal quarter ending December 31, 2002, is less than 1.1:1.0, and (y) for all fiscal periods thereafter, is less than1.2:1.0; provided, that the calculations under this paragraph (s) shall be measured cumulatively (with EBITDA being annualized) beginning with the fiscal quarter ending March 31, 2003 through the fiscal quarter ending September 30, 2003.

                  (r) The Current Ratio as at the end of any fiscal quarter of the Parent and its Subsidiaries is less than 1.5:1.0.

                  (s) Judgments or orders for payment of money (other than judgments or orders in respect of which adequate insurance is maintained for the payment thereof) in excess of $500,000 in the aggregate against any Borrower remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 120 days or more.

                  (t) The Borrowers shall fail to dismiss, stay or discharge within a period of 30 days after the commencement thereof any attachment, sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount (exclusive of amounts fully bonded or covered by insurance) in excess of $500,000 against any of its Properties.

                  (u) Any Borrower shall have outstanding, in excess of $250,000 in the aggregate, delinquent taxes, levies, assessments and governmental charges imposed on it or its income or profits or any of its Property, except any taxes, levies, assessments or charges being diligently contested in good faith by appropriate proceedings.

                  (v) Any Borrower sells, leases, assigns, transfers, or otherwise disposes of any of its Receivables or other Collateral, except as permitted or contemplated under the Agreement.

                  (w) Any Borrower declares or makes any Distribution, unless both prior and subsequent to the effectiveness of such proposed Distribution,
(i) with respect to the Parent, no Event of Default is continuing, (ii) such Distribution is in full compliance with applicable law, including the applicable state fraudulent conveyance laws as in effect at such time, and (iii) such Borrower and the recipient of such Distribution have taken all necessary and appropriate corporate action to effectuate such Distribution.

                  (x) Any Borrower engages in any business other than those related to or incidental to the businesses in which it is engaged on the Closing Date, which business is the provision of healthcare and disease management services, products, merchandise or equipment.

                  (y) Any Borrower does not maintain, keep, and preserve all of its Properties necessary or useful in the proper conduct of its business and taken as a whole in good repair, working order, and condition (ordinary wear and tear excepted) and make all necessary repairs, renewals, replacements, betterments, and improvements thereof.

                  (z) The Borrowers do not keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations. Each policy referred to in this clause (o) shall provide that it will not be canceled, amended, or reduced except after not less than 30 days' prior written notice to the Lender and the Program Manager and shall also provide that the interests of the Lender shall not be invalidated by any act or negligence of the Borrowers. The Borrowers do not advise the Lender promptly of any policy cancellation, reduction, or material amendment. Any insurance policy relating to the Receivables or business interruption coverage for the Borrowers does not name the Lender as loss payee (as its interests may appear) or an additional insured, as appropriate.

                  (aa) Any Borrower does not comply with all minimum funding requirements and all other material requirements of ERISA, if applicable, so as to impair the collectibility of the Receivables.

                  (bb) The Authorized Representative is not performing, or becomes unable (in the commercially reasonable determination of the Lender) to perform, fully the Primary Servicing Responsibilities set forth in Exhibit XII hereof.

                  (cc) The Authorized Representative is unable to maintain the Transmission interface described in Exhibit XIII to the commercially reasonable satisfaction of the Program Manger, or the electronic information servicing capabilities of the Authorized Representative are not functioning, in either case, for a period of more than three consecutive Business Days.

                  (dd) The Authorized Representative has sent multiple Transmissions to the Program Manager in a manner that is not in compliance with the specifications set forth in Exhibit XIII hereof.

                  (ee) Any Borrower makes any cash earnout payments to the QO Seller pursuant to Section 1.5 of the QO Acquisition Agreement unless not less than ten Business Days and no more that 15 Business Days prior to such cash payment, the Authorized Representative shall have delivered to the Lender a certificate, in form and substance reasonably satisfactory to the Lender and executed by the Chief Financial Officer of the Parent, to the effect that to the best of such individual's knowledge, (i) such payment will not result in an Event of Default hereunder, and (ii) the amount of such payment will not exceed the sum of (x) 75.0% of the average amount, calculated on a daily basis, of the Borrowers' cash-in-hand during the prior 30 days and (y) the average amount, calculated on a daily basis, by which the Revolving Commitment exceeded the Revolving Loan during the prior 30 days.

                                   EXHIBIT VI

                              ELIGIBILITY CRITERIA

                  The following shall constitute the eligibility criteria for acceptance of Receivables for financing and inclusion in the Borrowing Base under the Agreement (the "Eligibility Criteria"):

                  (a) The information provided by the Authorized Representative with respect to each such Receivable is complete and correct and all documents, attestations and agreements relating thereto that have been delivered to the Lender are true and correct, and, except with respect to Unbilled Receivables, the Borrowers have billed the applicable Obligor and has delivered to such Obligor all requested supporting claim documents with respect to such Receivable. The Borrowers each has, or has the right to use, valid identification numbers and licenses to generate valid Receivables. All information set forth in the bill and supporting claim documents with respect to such Receivable is true, complete and correct; if additional information is requested by the Obligor, Authorized Representative has or will promptly provide the same, and if any error has been made with respect to such information, the Authorized Representative will promptly correct the same and, if necessary, rebill such Receivable.

                  (b) Each such Receivable (i) is payable in an amount not less than its Expected Net Value, by the Obligor(s) identified by the Borrower in its records as being obligated to do so, (ii) is based on an actual and bona fide rendition of services or sale of goods to the patient or customer by the applicable Borrower in the ordinary course of business, (iii) is denominated and payable only in U.S. dollars in the United States, (iv) is an account receivable or general intangible within the meaning of the UCC of the state in which the Borrower is incorporated, and is not evidenced by any instrument or chattel paper, (v) in the case of a Receivable owing in respect of healthcare services or otherwise involving patient privacy laws, shall be subject to a patient consent form conforming to applicable laws and regulations and the requirements of the Agreement and executed by the applicable patient, and (vi) shall not cover any treatment for alcohol, drug or substance abuse, workers' compensation claims or personal injury claims. There are no payors other than the Obligor(s) identified in the applicable Borrower's records as the payors primarily liable on such Receivable.

                  (c) Each such Receivable (i) is not the subject of any action, suit, proceeding or counterclaim, defense, abatement, suspension, deferment or termination by any Obligor (ii) is not subject to any dispute (pending or threatened) set off, deductible or reduction by any Obligor (except for statutory rights of Governmental Entities that are not pending or threatened and other than as is normal and customary in the ordinary course of the insurance and healthcare industry), and (ii) is not past, or within 60 days of, the statutory limit for collection applicable to the Obligor or is not aged more than 180 days from its Last Service Date.

                  (d) No Borrower has any guaranty of, letter of credit providing credit support for, or collateral security for, such Receivable, other than any such guaranty, letter of credit or collateral security as has been assigned to the Lender, and any such guaranty, letter of credit or collateral security is not subject to any Lien in favor of any other Person.

                  (e) The fees charged for the goods and services constituting the basis for such Receivable are consistent with the usual, customary and reasonable fees charged by other similar medical providers for the same or similar goods in the applicable Borrower's community and in the community in which the patient resides.

                  (f) The Obligor with respect to each such Receivable (i) is not currently the subject of any bankruptcy, insolvency or receivership proceeding, nor is it unable to make payments on its obligations when due, (ii) is located in the United States of America, (iii) is not an Affiliate of any Borrower, and (iv) is one of the following: (x) a Person which in the ordinary course of its business or activities agrees to pay for healthcare and disease management services, products, merchandise or equipment, including, without limitation, commercial insurance companies and non-profit insurance companies (such as Blue Cross and Blue Shield) issuing health or other types of insurance, employers or unions which self-insure for employee or member health insurance, prepaid healthcare organizations, preferred provider organizations, health maintenance organizations, commercial hospitals, physician's groups or any other similar Person, (y) a state, an agency or instrumentality of a state or a political subdivision of a state, or (z) the United States of America or an agency or instrumentality of the United States of America.

                  (g) The financing of such Receivables hereunder is made in good faith and without actual intent to hinder, delay or defraud present or future creditors of any Borrower.

                  (h) Any insurance policy, contract or other instrument obligating an Non-Governmental Obligor to make payment with respect to such Receivable (i) does not contain any enforceable provision prohibiting the grant of a security interest in such payment obligation from the patient to the applicable Borrower, or from such Borrower to the Lender, (ii) has been duly authorized and, together with such Receivable, constitutes the legal, valid and binding obligation of the Non-Governmental Obligor in accordance with its terms,
(iii) together with such Receivable, does not contravene in any material respect any requirement of law applicable thereto, and (iv) was in full force and effect and applicable to the customer or patient at the time the goods or services constituting the basis for such Receivable were sold or performed.

                  (i) The insurance policy, contract or other instrument obligating a Governmental Entity to make payment with respect to such Receivable
(i) has been duly authorized and, together with the applicable Receivable, constitutes the legal, valid and binding obligation of the Governmental Entity in accordance with its terms, (ii) together with the applicable Receivable, does not contravene in any material respect any requirement of law applicable thereto, and (iii) was in full force and effect and applicable to the customer or patient at the time the goods or services constituting the basis for such Receivable were sold or performed.

                  (j) No consents by any third party to the grant of a security interest in such Receivable are required other than consents previously obtained in writing by the Borrowers, a copy of each such consent having been provided to the Lender.

                  (k) The inclusion of such Receivable in the Borrowing Base would not increase the total aggregate gross value of all Receivables for any Obligor (or group of Obligors) listed below above the corresponding dollar amount listed below:


                                                                   Maximum
Obligor                                                          Eligibility

Medicare                                                         $10,000,000

Medicaid                                                          $5,000,000

Blue Cross/Blue Shield                                            $5,000,000

All Commercial Insurance Obligors, HMOs and PPOs                 $30,000,000

any single AAA rated (non-governmental) Obligor                   $4,000,000

any single AA rated (non-governmental) Obligor                    $3,000,000

any single A rated (non-governmental) Obligor                     $2,500,000

any single BBB rated (non-governmental) Obligor                   $2,000,000

any single unrated (non-governmental) Obligor                       $650,000

                  (l) Unless specifically verified and accepted by the Program Manager, (i) no single Eligible Receivable originated by Facet shall be eligible to the extent of any excess over an Expected Net Value of $4,000,000, (ii) no single Eligible Receivable as to which the Obligor is a individual and which is originated by any Borrower other than Facet shall be eligible to the extent of any excess over an Expected Net Value of $100,000, and (iii) no single Eligible Receivable with respect to any other Obligor which is originated by any Borrower other than Facet shall be eligible to the extent of any excess over an Expected Net Value of $500,000.

                  (m) No Lien which is still in effect on the applicable Funding Date has been made with respect to or granted in any such Receivable except for the Lien in favor of the Lender.

                  (n) The Program Manager shall have delivered to the Lender a certificate stating that all computer linkages and interface necessary or desirable, in the judgment of the Program Manager, to effectuate Transmissions with respect to such Receivable, are fully operational in accordance with the requirements of Exhibit XIII to the Agreement.

                  (o) Unless specifically approved by the Lender in its sole discretion, no Receivable originated by DMS or DSC as to which payments are made or are instructed to be made to (i) account number 532-1-589524 maintained at JPMorgan Chase Bank or (ii) the Lender Lockbox at P.O. Box 6132, Church St. Station, New York, NY 10249 maintained by JPMorgan Chase Bank shall be an Eligible Receivable.

                                  EXHIBIT VII-A

                       FORM OF BORROWING BASE CERTIFICATE

                               HFG HEALTHCO-4 LLC
                              Borrowing Base Report
Report                                            Submission Date:_____________
Schedule #:______________
As of Date:______________

                                                  ------------------------------

I. Beginning A/R Balance (from Previous Report)
                                                  ------------------------------
                                                  ------------------------------


                                                  ------------------------------
                                                  ------------------------------

II. Additions:
                                                  ------------------------------
                                                  ------------------------------

         2.01.    New billings
                                                  ------------------------------
                                                  ------------------------------

         2.02.    Late Charges/Adjustments
                                                  ------------------------------
                                                  ------------------------------

Total Additions
                                                  ------------------------------
                                                  ------------------------------


                                                  ------------------------------
                                                  ------------------------------

III.     Deductions:
                                                  ------------------------------
                                                  ------------------------------

         3.01.    Collections
                                                  ------------------------------
                                                  ------------------------------

         3.02.    Contractual/Discounts
                                                  ------------------------------
                                                  ------------------------------

         3.03.    Transfers Bad Debt
                                                  ------------------------------
                                                  ------------------------------

         3.04.    Payments due and payable pursuant to offsets claimed
                  by Governmental Entities
                                                  ------------------------------
                                                  ------------------------------

         3.05.    Other Discounts/Adjustments/Repurchased Claims
                                                  ------------------------------
                                                  ------------------------------

Total Deductions
                                                  ------------------------------
                                                  ------------------------------


                                                  ------------------------------
                                                  ------------------------------

IV.      Receivables Balance                      ------------------------------
                                                  ------------------------------


                                                  ------------------------------
                                                  ------------------------------

V.       Less:  Ineligible Collateral
                                                  ------------------------------
                                                  ------------------------------


                                                  ------------------------------
                                                  ------------------------------

VI.      Total Eligible Collateral (Gross)
                                                  ------------------------------
                                                  ------------------------------

VII.     Estimated Net Value %
                                                  ------------------------------
                                                  ------------------------------

VIII.    Total Eligible Collateral (Net)
                                                  ------------------------------
                                                  ------------------------------

IX.      Adjusted Net Eligible Collateral
                                                  ------------------------------
                                                  ------------------------------

X.       Advance Rate Percentage                                            80%
                                                  ------------------------------
                                                  ------------------------------

XI.      Adjusted Net Eligible Collateral multiplied by Advance Rate
         Percentage
                                                  ------------------------------
                                                  ------------------------------

XII.                                                                          $
                                                  ------------------------------
                                                  ------------------------------

XIII.    Accrued Amounts                          ------------------------------
                                                  ------------------------------

XIV.     Borrowing Base (XI minus XII and XIII)   ------------------------------
                                                  ------------------------------
V.      Revolving Commitment                                        $35,000,000

                                                  ------------------------------
                                                  ------------------------------
XVI.     BORROWING LIMIT (LESSER OF XIV OR XV)
                                                  ------------------------------
                                                  ------------------------------

                                                  ------------------------------
                                                  ------------------------------

XVII.    Outstanding Revolving Loan Balance Prior Report
                                                  ------------------------------
                                                  ------------------------------

XVIII.   Less Collections (Net Cash)
                                                  ------------------------------
                                                  ------------------------------

XIX.     Revolving Advances Since Prior Report
                                                  ------------------------------
                                                  ------------------------------

XX.      Additional Revolving Advance Requested
                                                  ------------------------------
                                                  ------------------------------


                                                  ------------------------------
                                                  ------------------------------

XXI.     REVOLVING LOAN BALANCE THIS REPORT
                                                  ------------------------------
                                                  ------------------------------


                                                  ------------------------------
                                                  ------------------------------

XXII.    NET AVAILABILITY (XV minus XXI)
                                                  ------------------------------

The undersigned represents and warrants that the foregoing information is true, complete and correct and that the collateral reflected herein complies with and conforms to the Eligibility Criteria set forth in Exhibit VI to the Loan and Security Agreement between the undersigned and HFG Healthco-4 LLC and any supplements and amendments, if any, thereto (the "Agreement"). The undersigned promises to pay to HFG Healthco-4 LLC the new loan balances reflected above, plus interest, as set forth in the Agreement.

The undersigned represents and warrants that (1) as of the date hereof, the Borrowers are in compliance with each of the terms, covenants, and conditions set forth in the Agreement and that no Default or Event of Default exists or is continuing under the Agreement, (2) within 90 days preceding and through the date hereof, the Borrowers are not aware of receiving any notice from any state or federal regulatory or law enforcement agency citing specific deficiencies that (x) pose immediate jeopardy to the health or safety of the patients in the Borrowers' facilities; or (y) would otherwise threaten the Borrowers' continued participation in the Medicare, Medicaid, and/or any other applicable government program, and (3) within 90 days preceding and through the date hereof, the Borrowers are not aware of any Provider being subject to any investigatory visits by or received any correspondence from any state or federal agency alleging possible improper billing or claims activity.

As of the date hereof, no Borrower has not diverted or permitted to be diverted any such payments on Receivables from the Lockbox Accounts or issued any Revocation Order as defined in the Depositary Agreements).



MATRIA HEALTHCARE, INC.,
in its own capacity as a Borrower and as primary servicer of the Receivables and its capacity as "Authorized Representative" of all of the Borrowers


By:_____________________________            Date:____________
      Name:
      Title:

                                  EXHIBIT VII-B

                         FORM OF BORROWERS' CERTIFICATE



HFG Healthco-4 LLC
48 Wall Street
New York, New York 10005


Ladies and Gentlemen:

                  The undersigned refers to the Loan and Security Agreement, dated as of October 22, 2002 (as the same may be amended, supplemented, restated, or modified from time to time, the "Loan Agreement") between Matria Healthcare, Inc. and various of its direct and indirect subsidiaries listed as borrowers thereunder (jointly and severally, the "Borrowers") and HFG Healthco-4 LLC (the "Lender"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

                  In accordance with Section 1.03 of the Loan Agreement and in fulfillment of the condition precedent set forth in Section 2(a) of Exhibit II thereto, the Designated Representative hereby gives you irrevocable notice that the undersigned requests a Revolving Advance under the Loan Agreement, and in connection therewith sets forth below the information relating to such Advance as required by Section 1.03 of the Loan Agreement:

                  Proposed Revolving Advance:
                  --------------------------

(i)The Funding Date of such Revolving Advance is requested to be _________,____;

(ii) The amount of the Revolving Advance is requested to be $______________; and

                  The Authorized Representative, on behalf of all of the Borrowers, hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date of the proposed Revolving Advance:

                           (A) the representations, warranties and covenants
                  contained in Exhibits III and IV of the Loan Agreement are and will be true, correct, and in compliance both before and after giving effect to the Revolving Advance requested herein and to the application of the proceeds thereof, as though made on and as of such date (it being understood and agreed that any representation or warranty which by its terms is made on a specified date shall be required to be true and correct only as of such specified date); and

                           (B) no event has occurred and is continuing, or would
                  result from the Revolving Advance requested herein or from the application of the proceeds thereof that constitutes or an Event of Default; and

                           (C) the aggregate outstanding principal amount of the
                  Revolving Advances after giving effect to the Revolving Advance requested herein is not in excess of the lesser of the Revolving Commitment and the Borrowing Limit.



                                              Very truly yours,

                                              MATRIA HEALTHCARE, INC.


                                              By:__________________________
                                                 Name:
                                                 Title:

                                  EXHIBIT VIII

                             [INTENTIONALLY OMITTED]

                                   EXHIBIT IX

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT X

                             RECEIVABLE INFORMATION

                  (a) Subject to compliance with and the limitations of applicable law in effect from time to time, including, without limitation, patient confidentiality restrictions which may limit or otherwise proscribe the providing of requested medical information, the following information shall, as appropriate, be provided by the Authorized Representative on behalf of the Borrowers to the Program Manager with respect to the Receivables, together with such other information and in such form as may reasonably be requested from time to time by the Lender (the "Receivable Information"):

         (i)  customer/patient demographic information;

         (ii)  insured party demographic and other policy-related information;

         (iii) services and products classification information (i.e., D.R.G. and other like information established by the Borrowers from time to time to classify services rendered by the Borrowers or goods sold at or by the Borrowers' institutions);

         (iv) Obligor required information (i.e., information provided in the ordinary course of business to any specified Obligor or any other information required to be provided to an Obligor pursuant to any agreement, contract or other arrangement with such Obligor); and

         (v) billing information (i.e., all information provided by the Borrowers on invoices to Obligors and any other information required to be provided pursuant to the Credit and Collection Policy and, to the extent the Transmission will not be via computer interface, including a copy of the admitting face sheet, CMS Form and a detailed copy of the bill).

                  (b) The Program Manager shall use its best efforts to provide the Authorized Representative on behalf of the Borrowers with information relating to Receivables concentration and agings in time for the Borrowers to provide the Borrowing Base Certificates required under the Agreement, in such form as the Program Manager may select from time to time.

                                  EXHIBIT XI-A

                     FORM OF NOTICE TO GOVERNMENTAL ENTITIES

                       [Letterhead of Applicable Borrower]
                                     [Date]
[Name and Address
of Governmental Entity]

    Re:      Change of Account and Address

To Whom it May Concern:

                  Please be advised that we have opened a new bank account at _____________ and a post-office box with respect to such bank account. Accordingly, until further notice, we hereby request that:

                  (1)   All wire transfers be made directly into our account at:

                           ======================
                           ----------------------
                           Account #_______________
                           ABA #_____________________
                           Confirm Phone Number:  _______________
                           Attention:  ___________________

                  (2) All Explanations of Benefits, remittance advices and other forms of payment, including checks, be made to our post office box located at:

                           =================
                           -----------------
                           Reference: Account #____________

                  Thank you for your cooperation in this matter.

                                                     [NAME OF BORROWER]

                                                     By:____________________
                                                        [Authorized Officer]

                                  EXHIBIT XI-B

                   FORM OF NOTICE TO NON-GOVERNMENTAL OBLIGORS

                       [Letterhead of Applicable Borrower]
                                     [Date]
[Name and Address
of Non-Governmental Obligor]

                  Re:      Change of Account and Address

To Whom it May Concern:

                  Please be advised that we are granting in favor of HFG Healthco-4 LLC a security interest in all of our existing and future receivables payable by you to us. Accordingly, you are hereby directed to make:

                  (1)      All wire transfers directly to the following account:

                           =======================
                           -----------------------
                           Account #_______________
                           ABA #_____________________
                           Confirm Phone Number:  _______________
                           Attention:  ___________________

                  (2) All Explanation of Benefits, remittance advices and other forms of payment, including checks, to the following address:

                           ======================
                           Reference:  HFG HEALTHCO-4 LLC

                  The foregoing directions shall apply to all existing receivables payable to us and (until further written notice) to all receivables arising in the future and may not be revoked except by a writing executed by the Lender.

                  Please acknowledge your receipt of this notice by signing the enclosed copy of this letter and returning it in the enclosed envelope.

                  Thank you for your cooperation in this matter.

                                            [NAME OF BORROWER]


                                            By:____________________
                                                     [Authorized Officer]



Agreed to and Acknowledged:
[Name of Non-Governmental Obligor]


By:  ____________________
         Title:

                                  EXHIBIT XI-C

                            REPRESENTATIVE SAMPLES OF
                      INVOICES TO NON-GOVERNMENTAL OBLIGORS
              [Printed forms (not available in electronic format)]

                                   EXHIBIT XII

                       PRIMARY SERVICING RESPONSIBILITIES

                  The Authorized Representative shall be responsible for the following administration and servicing obligations (the "Primary Servicing Responsibilities") which shall be performed by the Authorized Representative until such time as a successor shall be designated and shall accept appointment pursuant to Section 3.04(b) of the Agreement:

                  (a) Servicing Standards and Activities. The Authorized Representative shall administer and service the Receivables (i) within the parameters of services set forth in paragraph (b) of this Exhibit XII, as such parameters may be modified by mutual written agreement of the Lender, (ii) in compliance at all times with applicable law and with the agreements, covenants, objectives, policies and procedures set forth in the Agreement, and (iii) in accordance with industry standards for servicing healthcare receivables unless such standards conflict with the procedures set forth in paragraph (b) of this
Exhibit XII in which case the provisions of paragraph (b) shall control. The Authorized Representative shall establish and maintain electronic data processing services for monitoring, administering and collecting the Receivables in accordance with the foregoing standards and shall, within three Business Days of the deposit of any checks, other forms of cash deposits, EOB's or other written matter into a Lockbox, post such information to its electronic data processing services.

                  (b) Parameters of Primary Servicing. The Primary Servicing Responsibilities shall be performed within the following parameters:

                           (i) Subject to the review and authority of the Lender and except as otherwise provided herein, the Authorized Representative shall have full power and authority to take all actions that it may deem necessary or desirable, consistent in all material respects with the Credit and Collection Policy with respect to the administration and servicing of accounts receivable, in connection with the administration and servicing of Receivables. Without limiting the generality of the foregoing, the Authorized Representative shall, in the performance of its servicing obligations hereunder, act in accordance with all legal requirements and subject to the terms and conditions of the Agreement.

                           (ii) During the continuance of an Event of Default, at the Lender's request, all enforcement and collection proceedings shall, unless prohibited by applicable law, be instituted and prosecuted in the name of the Lender.

                           (iii) The Authorized Representative shall not change in any material respect its existing policies and procedures with respect to the administration and servicing of accounts receivable (including, without limitation, the amount and timing of write-offs) without the prior written consent of the Lender.

                           (iv) The Authorized Representative will be responsible for monitoring and collecting the Receivables, including, without limitation, contacting Obligors that have not made payment on their respective Receivables within the customary time period for such Obligor, and resubmitting any claim rejected by an Obligor due to incomplete information.

                           (v) If the Authorized Representative determines that a payment with respect to a Receivable has been received directly by a patient or any other Person, the Authorized Representative shall promptly advise the Lender, and the Lender shall be entitled to presume that the reason such payment was made to such patient or other Person was because of a breach of representation or warranty in the Agreement with respect to such Receivable (such as, by way of example, the forms related to such Receivable not being properly completed so as to provide for direct payment by the Obligor to a Borrower), unless the Authorized Representative shall demonstrate that such is not the case. In the case of any such Receivable which is determined not to be a Denied Receivable, the Authorized Representative shall promptly demand that such patient or other Person remit and return such funds. If such funds are not promptly received by the Authorized Representative, the Authorized Representative shall take all reasonable steps to obtain such funds.

                           (vi) Notwithstanding anything to the contrary contained herein, the Authorized Representative may not amend, waive or otherwise permit or agree to any deviation from the terms or conditions of any Receivable (other than a Denied Receivable) in a manner inconsistent with the Credit and Collection Policy without the prior consent of the Lender.

                  (c) Termination of Primary Servicing Responsibilities; Cooperation. Upon the occurrence and during the continuance of an Event of Default, the Lender may, by written notice, terminate the performance of the Primary Servicing Responsibilities by the Authorized Representative, in which event the Authorized Representative shall immediately transfer to a successor servicer designated by the Lender all records, computer access and other information as shall be necessary or desirable, in the judgment of such successor servicer, to perform such responsibilities. The Authorized Representative and each Borrower shall otherwise cooperate fully with such successor servicer.

                                  EXHIBIT XIII

                       INTERFACE WITH THE PROGRAM MANAGER

1. The Program Manager will convey appropriate data requirements and instructions to the Authorized Representative to establish a computer interface between the Authorized Representative's system and the Program Manager's receivables monitoring system. The interface will permit the Program Manager to receive electronically the Authorized Representative's accounts receivable data, including the Receivable Information, billing data and collection and other transaction data relating to the Receivables.

2. The Authorized Representative shall give the Program Manager at least ten Business Days' notice of any coding changes or electronic data processing system modifications made by the Authorized Representative which could affect the Program Manager's processing or interpretation of data received through the interface.

3. The Program Manager shall have no responsibility to return to the Authorized Representative any information which the Program Manager receives pursuant to the computer interface.

4. The Authorized Representative will prepare daily accounts receivable data files of all transaction types for all of its sites that are included in the program. The weekly or monthly cutoff, as applicable, will occur at a predetermined time in each such period, and such cutoff date for all of the sites must occur at exactly the same time. The cutoff date that will be selected will be at the end of business for a specific day of the week or month, as applicable, or in other words, at the end of the Authorized Representative's transaction posting process for that day. The Authorized Representative will temporarily maintain a copy of the accounts data files in the event
         that the data  is  degraded  or   corrupted   during   transmission,
         and  needs  to  be re-transmitted.

         The Program Manager will be responsible for the management of the hardware, communications and software used in the program.

5. The Program Manager's data center will receive the Receivables data files, and immediately confirm that the files have been passed without degradation or corruption of data by balancing the detailed items to the control totals that accompany the files. Any problems in this process will be immediately reported to the Authorized Representative so that the Receivables data file can be re-transmitted, if necessary.

6. Once the receipt of the Receivables data files has been confirmed, the Program Manager will perform certain tests and edits to determine which Receivables meet the Eligibility Criteria. Compliance with concentration limits will be verified and the Program Manager will initiate a Revolving Loan using the Receivable data file received.

7. The Authorized Representative's sites will continue to post daily transactions to its Receivable files. The Borrowers' Receivable files for each of the eligible sites will include all transactions posted through that day. The Authorized Representative will create a transaction report and a Receivable file for each of the eligible sites. The transaction report will contain all transactions posted to the Receivable file for the specified period (and will indicate the site and the number of items and total dollars on each transaction report for control purposes). The Receivable file will contain balances that reflect the transactions posted on the Authorized Representative's systems through the end of business of the specified period.

         The Authorized Representative will transmit the billing, transaction, and the most current Receivable data files to the Program Manager's data center according to the established schedule. The Authorized Representative should, again, maintain the backup of each of these files in the event that a re-transmission is necessary.

8. The Program Manager's data center will confirm that the files have been received intact, and will immediately communicate any problems to the Authorized Representative in order to initiate a re-transmission. The Program Manager will then post the transaction files and consequently update the affected balances. Upon completion of the posting process, the Program Manager will generate summary reports of the posting process that the Program Manager will use to complete various funding activities. The Program Manager summary reports will reference the Authorized Representative's transaction codes and activity to codes that are common to the funding program.

9. The Program Manager will then compare the updated accounts balances on the Program Manager's system to the corresponding account balances reflected on the Receivable file. The Program Manager expects that the balances for the funded Receivables will be congruent, and any discrepancies will be immediately examined and resolved through the cooperative effort of the Program Manager and the Authorized Representative. The Program Manager shall produce discrepancy reports (e.g., "Funding Only" or "Out of Balance" reports) and the Authorized Representative shall respond promptly to such reports.

10. Once the reconciliation process has been completed and any discrepancies between the Program Manager's and the Authorized Representative's Receivable data files resolved through the discrepancy report process described in paragraph 9 above, the Program Manager will then process the Receivables file and advise the Lender that it may make additional Revolving Loans with respect to any new Receivable that has satisfied the Eligibility Criteria. The Program Manager will then proceed through exactly the same process described in paragraph 6 above.

11. The Program Manager will use its best commercially reasonable efforts subject to Section 6.07 of the Agreement to comply with, and to cause the members of the Lender Group to comply with, all laws and regulations applicable to its duties hereunder, including patient confidentiality laws and regulations, whether as set forth under the Health Insurance Portability and Accountability Act of 1996, if and when such regulations become effective, or otherwise.

                                   EXHIBIT XIV

                             [INTENTIONALLY OMITTED]

                                   EXHIBIT XV

                FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

                                   EXHIBIT XVI

                            FORM OF PLEDGE AGREEMENTS

                                  EXHIBIT XVII

                          PROTECTED HEALTH INFORMATION


         (a)      Definitions.

         As used in this Exhibit XVII, the following capitalized terms shall have the following meanings. Capitalized terms contained herein and not otherwise defined herein shall have the meanings given to such terms in Exhibit I or under the Privacy Standards.

         "Business Associate" means each member of the Lender Group, which, on behalf of a Covered Entity, performs or assists in the performance of a function or activity involving the Use or Disclosure of Protected Health Information. For purposes of this Agreement, each Business Associate shall be referred to as a "Non-Covered Entity".

         "Covered Entity" means any Borrower or any Subsidiary of any Borrower which constitutes a health care provider which conducts a Covered Transaction by Electronic Media as defined in 45 C.F.R. ss. 160.103 and which receives and/or transmits "Protected Health Information" to or from a Non-Covered Entity.

         "Designated Record Set" means a group of records maintained by or for any Covered Entity that is:

     (i) The medical records and billing records about Individuals maintained by or for a Covered Entity; or

     (ii) Used, in whole or in part, by or for such Covered Entity to make decisions about Individuals.

         For purposes of this definition, the term "Record" means any item, collection, or grouping of information that includes Protected Health Information and is maintained, collected, used, or disseminated by or for a Covered Entity.

         "Disclose" or "Disclosure" means the release, transfer, provision of access to, or divulging in any other manner of Protected Health Information outside the entity holding the Protected Health Information.

         "Electronic Media" means a mode of electronic transmission, including the internet (wide-open), extranet (using internet technology to link a business with information only accessible to collaborating parties), leased lines, dial-up lines, private networks, and those transmissions that are physically moved from one location to another using magnetic tape, disk, or compact disk media.

         "Individually Identifiable Health Information" is information, including demographic information, collected from an Individual that:

         (i)      Is created or received by a Covered Entity; and

         (ii) Relates to the past, present, or future physical or mental health or condition of an Individual, the provision of health care to an Individual, or the past, present, or future payment for the provision of health care to an Individual; and,

         (x) That identifies the Individual; or,

         (y) With respect to which there is a reasonable basis to believe the information can be used to identify the Individual.

         "Privacy Standards" means the Standards for Privacy of Individually Identifiable Health Information contained in 45 C.F.R. Parts 160 and 164.

         "Protected Health Information" means any Individually Identifiable Health Information that is transmitted in any form or medium by a Covered Entity to a Non-Covered Entity pursuant to this Agreement, but excluding any Individually Identifiable Health Information excluded from the definition of Protected Health Information under the Privacy Standards.

         "Use" means, with respect to Individually Identifiable Health Information, the sharing, employment, application, utilization, examination, or analysis of such information within an entity that maintains such information.

         (b) Use and Disclosure of Protected Health Information. Each Non-Covered Entity agrees that it and its employees, officers, and directors (collectively, its "Employees") will not Use and Disclose the Protected Health Information provided to it by a Covered Entity under this Agreement except as permitted or required by this Agreement or as otherwise required by law, and will ensure that any of its agents or subcontractors (collectively, "Agents") to whom it provides Protected Health Information received from a Covered Entity agrees to the same restrictions and conditions that apply throughout this
Exhibit XVII with respect to such information. Further, any Non-Covered Entity may:

     (1). Use the Protected Health Information received by such Non-Covered Entity in its capacity as a Business Associate if necessary for the proper management and administration of such Non-Covered Entity or to carry out its legal responsibilities; or,

     (2) Disclose the Protected Health Information received by such Non-Covered Entity in its capacity as a Business Associate if necessary for the proper management and administration of such Non-Covered Entity or to carry out its legal responsibilities if:

                           i.       the Disclosure is required by law; or,

                           ii. such Non-Covered Entity obtains reasonable assurances from the person to whom the Protected Health Information is Disclosed that it will be held confidentially and Used or further Disclosed only as required by law or for the purpose for which it was Disclosed to the person, and the person agrees in writing to notify the Non-Covered Entity of any instances of which it is aware in which the confidentiality of the Protected Health Information has been breached.

     (c) Business Associate Records. Each Non-Covered Entity agrees that it will implement a suitable record keeping system that enables such Non-Covered Entity to trace all Disclosures of Protected Health Information as would be required by a Covered Entity to respond to a request by an Individual for an accounting of disclosures of Protected Health Information under the Privacy Standards.

     (d). Appropriate Safeguards for Privacy of Information. Each Non-Covered Entity agrees that it will use appropriate safeguards to prevent Use or Disclosure of Protected Health Information other than as are permitted by the Agreement and this Exhibit XVII.

     (e) Reporting Inappropriate Use or Disclosure of Information. The Non-Covered Entities shall notify the Covered Entities in writing of any Use or Disclosure prohibited hereunder of Protected Health Information by a Non-Covered Entity of which a Non-Covered Entity becomes aware.

     (f)  Permissible  Requests by Covered  Entity.  Except as set forth in this
Exhibit XVII, a Covered Entity shall not request any Non-Covered Entity to Use or Disclose Protected Health Information in any manner that would not be permissible under the Privacy Standards if done by Covered Entity.

     (g) Access to Information. Each Non-Covered Entity shall, within a reasonable time period following the request of any Covered Entity, provide such Covered Entity with access to Protected Health Information about an Individual contained in a Designated Record Set in order for the Covered Entity to meet the requirements under 45 C.F.R. ss. 164.524.

     (h) Amendment of Protected Health Information. Each Non-Covered Entity agrees that it will, within a reasonable time period of such a request by the Covered Entity, make any amendments to Protected Health Information in a Designated Record Set which the Covered Entity directs or agrees to under 45 C.F.R. ss. 164.526.

     (i) Accounting of Disclosures. Each Non-Covered Entity agrees that it will, within a reasonable time period after being notified that the Covered Entities, or any of them, received a request by an Individual for an accounting of Disclosures of Protected Health Information made regarding the Individual within the six (6) years prior to the date on which the accounting is requested, make available to the relevant Covered Entities the information under Section (c) above to provide an accounting of Disclosures in accordance with 45 C.F.R. ss.
164.528. Each Non-Covered Entity agrees to provide the relevant Covered Entities with the following information for each such request:

     (1) the date of the Disclosure;

     (2) the name of the entity or person who received the Protected Health Information and, if known, the address of such entity or person;

     (3) a brief description of the Protected Health Information Disclosed; and,

     (4) a brief statement of the purpose of the Disclosure that reasonably informs the Individual of the basis for the Disclosure.

     (j) Information to be Available to the Secretary. Each Non-Covered Entity agrees that it will make its internal practices, books, and records relating to the Use and Disclosure of Protected Health Information received from, or created or received by such Non-Covered Entity on behalf of, the Covered Entities available to the Secretary of the Department of Health and Human Services for purposes of determining the Covered Entities' compliance with the Privacy Standards.

     (k) Term and Termination.

     a. Term. This Exhibit XVII shall be effective as of the effective date of the Privacy Standards (i.e., April 14, 2003 or such later date as shall be determined by the Secretary of Health and Human Services).

     b. Termination for Cause. Upon a reasonable determination by Covered Entity of a material breach by a Non-Covered Entity hereunder, Covered Entity shall provide an opportunity for the Non-Covered Entity to cure the breach or end the violation. If the Non-Covered Entity does not cure the breach or end the violation within a reasonable time period after written notice of the exact nature of the breach and the proposed cure, the Covered Entity shall, if feasible, terminate: (A) this Exhibit XVII; and (B) all of the provisions of the Documents that involve the use or disclosure of Protected Health Information; provided, however, that such termination shall be deemed to be not feasible unless and until this Agreement is likewise terminated in accordance with its terms or the Non-Covered Entity otherwise agrees in writing to such termination. If neither termination nor cure are feasible in accordance with this paragraph, Covered Entity shall provide the Non-Covered Entity with a copy of any proposed report of the violation in sufficient time for the Non-Covered Entity to review and comment upon such proposed report prior to submission to the Secretary (and in any event, at least ten days prior to such submission) and report the violation to the Secretary.

     c.       Effect of Termination.

     i. Upon termination of this Exhibit XVII, for any reason, the Non-Covered Entity shall return or destroy all Protected Health Information received from Covered Entity, or created or received by the Non-Covered Entity on behalf of Covered Entity. This provision shall apply to Protected Health Information that is in the possession of subcontractors or agents of the Non-Covered Entity. The Non-Covered Entity shall retain no copies of the Protected Health Information.

     ii. In the event that the Non-Covered Entity determines that returning or destroying the Protected Health Information is infeasible, the Non-Covered Entity shall provide to Covered Entity notification of the conditions that make return or destruction infeasible. Upon mutual agreement of the Parties that return or destruction of Protected Health Information is infeasible, the Non-Covered Entity shall extend the protections of this Exhibit XVII to such Protected Health Information and limit further uses and disclosures of such Protected Health Information to those purposes that make the return or destruction infeasible, for so long as the Non-Covered Entity maintains such Protected Health Information.